Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO DIP CREDIT AGREEMENT

FIRST AMENDMENT TO DIP CREDIT AGREEMENT, dated as of October 12, 2020 (this “First Amendment”), by and among Garrett Motion Inc., a Delaware corporation (the “Borrower”), Citibank, N.A., as administrative agent and collateral agent (the “Administrative Agent”) and the Lenders (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of October 9, 2020, (as amended, restated, amended and restated, modified or supplemented from time to time through the date hereof, the “DIP Credit Agreement”; capitalized terms not otherwise defined in this First Amendment having the same meanings assigned thereto in the Credit Agreement);

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the Borrower has requested that the DIP Credit Agreement be amended as more fully described herein and the Required Lenders are so willing to amend the DIP Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to DIP Credit Agreement. The DIP Credit Agreement, effective as of the First Amendment Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 3 below, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto.

SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants on the First Amendment Effective Date that:

(a) The execution, delivery and performance by the Borrower of the First Amendment is within the Borrower’s corporate power.

(b) The First Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The execution, delivery and performance by the Borrower of the First Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to the Loan Documents, or (ii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to the Borrower or any of its Subsidiaries, and (c) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created pursuant to the Loan Documents or permitted by Section 6.02 of the DIP Credit Agreement.

(d) At the time of and immediately after the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(e) The representations and warranties of the Borrower set forth in the DIP Credit Agreement and in each other Loan Document are true and correct in all material respects with the same effect as though made on and as of such date, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties are true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects.

SECTION 3. Conditions of Effectiveness of the First Amendment. This First Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waived) (the “First Amendment Effective Date”):

(a) the Administrative Agent (or its counsel) shall have received counterparts to this First Amendment, duly executed by (i) the Borrower, and (ii) the Required Lenders;

(b) at the time of and immediately after the First Amendment Effective Date, no Default or Event of Default shall have occurred or be continuing; and

(c) the representations and warranties of the Borrower set forth in the DIP Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects.

SECTION 4. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a) On and after the First Amendment Effective Date, each reference in the DIP Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the DIP Credit Agreement shall mean and be a reference to the DIP Credit Agreement, as amended by this First Amendment.

(b) The DIP Credit Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the First Amendment Effective Date, this First Amendment shall for all purposes constitute a Loan Document.

(d) This First Amendment shall not extinguish the Loans or any other Obligations outstanding under the DIP Credit Agreement. Nothing contained herein shall be construed as a substitution or novation of the Loans or any other Obligations outstanding under the DIP Credit Agreement, which shall remain outstanding after the First Amendment Effective Date as modified hereby.

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(e) The Borrower expressly acknowledges and agrees that (i) there has not been, and this First Amendment does not constitute or establish, a novation with respect to the DIP Credit Agreement or any other Loan Document and (ii) nothing in this First Amendment shall affect or limit the Administrative Agent’s or Lenders’ right to demand payment of liabilities owing from Borrower to Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions and conditions of, the DIP Credit Agreement and the other Loan Documents (as amended hereby) , to exercise any and all rights, powers, and remedies under the DIP Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence and continuance of an Event of Default under the DIP Credit Agreement or the other Loan Documents.

SECTION 5. Costs and Expenses. The Borrower hereby agrees to pay or reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with this First Amendment in accordance with, and to the extent required by, the terms and conditions of Section 9.03 of the DIP Credit Agreement.

SECTION 6. Execution in Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this First Amendment.

SECTION 7. Governing Law.

(a) This First Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this First Amendment and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Bankruptcy Court or, if such court denies jurisdiction then any state or federal court sitting in the Borough of Manhattan in the City of New York (and appellate courts thereof) (any such court referred to in this clause (i), the “Specified Court”) over any action or proceeding arising out of or relating to this First Amendment or the transactions contemplated hereby (ii) accepts for itself and in respect of its property the jurisdiction of such Specified Courts and (iii) waives any objection to the laying of venue of any such suit, action or proceeding brought in any such Specified Courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this First Amendment shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action, litigation or proceeding relating to this First Amendment against the Borrower or any of its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this First Amendment and the transactions contemplated hereby in any court referred to in clause (b) of this Section 7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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SECTION 8. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this First Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this First Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GARRETT MOTION INC.,
as the Borrower

By:	/s/ Sean Deason
Name:	Sean Deason
Title:	Chief Financial Officer

[Signature Page to First Amendment to DIP Credit Agreement]

CITIBANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ David L. Smith
Name:	David L. Smith
Title:	Vice President and Director

[Signature Page to First Amendment to DIP Credit Agreement]

EXHIBIT A

(See Attached.)

~~EXECUTION VERSION~~EXHIBIT A

SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION

CREDIT AGREEMENT

dated as of

October 9, 2020,

among

GARRETT MOTION INC.,

as the Borrower,

The Lenders Party Hereto,

and

CITIBANK, N.A.,

as Administrative Agent

CITIGROUP GLOBAL MARKETS INC.,

as Lead Arranger

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

SCHEDULES:

Schedule 1.01 — Agreed Guaranty and Security Principles

Schedule 1.02 — Material Real Property and Mortgaged Property

Schedule 1.03 — Non-U.S. Security Documents and Non-U.S. Local Counsel

Schedule 2.01 — Commitments

Schedule 3.14 — Subsidiaries

Schedule 5.15 — Post-Closing Undertakings

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04 — Existing Investments

Schedule 6.05 — Proposed Asset Sales

Schedule 6.10 — Existing Restrictions

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B	— [Reserved]
Exhibit C	— Form of U.S. Collateral Agreement
Exhibit D	— [Reserved]
Exhibit E	— Form of Guarantee Agreement
Exhibit F	— [Reserved]
Exhibit G	— [Reserved]
Exhibit H	— [Reserved]
Exhibit I	— Form of Maturity Date Extension Request
Exhibit J-1	— Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-2	— Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-3	— Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-4	— Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit K	—[Reserved]
Exhibit L	— Form of Borrowing Request

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SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of October 9, 2020 (this “Agreement”), among GARRETT MOTION INC., a Delaware corporation (the “Borrower”), each lender party hereto from time to time (collectively, the “Lenders” and each individually, a “Lender”) and CITIBANK, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

On September 20, 2020 (the “Petition Date”), each of the Loan Parties (together with any of its subsidiaries that are or become debtors under the Chapter 11 Cases (as defined below), collectively, the “Debtors” and each individually, a “Debtor”) commenced Chapter 11 Case Nos. 20-12211 through 12247, as administratively consolidated as Chapter 11 Case No. 20-12212 (collectively, the “Chapter 11 Cases” and each individually, a “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

Prior to the Petition Date, certain Lenders provided financing to certain subsidiaries of the Borrower pursuant to that certain Credit Agreement, dated as of September 27, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of June 12, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time through the Petition Date, the “Pre-Prepetition Credit Agreement” and the obligations thereunder, the “Pre-Petition Obligations”), by and among the Borrower, as holdings, certain subsidiaries of the Borrower, as the borrowers, the lenders from time to time party thereto (the “Pre-Petition Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Pre-Petition Lenders (in such capacity and together with any successors in such role, the “Pre-Petition Administrative Agent”), and the other parties thereto.

The Borrower has requested, and, upon the terms set forth in this Agreement, the Lenders have agreed to make available to the Borrower, a senior secured super-priority term loan facility in an aggregate principal amount of $250,000,000 (the “DIP Term Loan Facility”), to fund the costs and expenses related to the Chapter 11 Cases and the general corporate purposes and working capital requirements of the Debtors during the pendency of the Chapter 11 Cases, solely pursuant to and in accordance with this Agreement and the Approved Budget.

Subject to the terms of the DIP Order (as defined below) and this Agreement, the Borrower and the Guarantors have agreed to secure all of their Obligations under the Loan Documents by granting to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, a security interest in and lien upon substantially all of their existing and after-acquired personal property.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Disclosure Statement” means the disclosure statement of the Borrower in respect of the Acceptable Plan, including all exhibits and schedules thereto, as may be amended from time to time, in form and substance reasonably satisfactory to the Borrower and the Required Lenders, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

“Acceptable Plan” means (a) the plan of reorganization contemplated by the RSA, (b) a substantially similar chapter 11 plan acquisition of substantially all of the assets of the Debtors that provides equal or more favorable plan treatment of the Pre-Petition Lenders, or (c) another chapter 11 plan of reorganization that pays the Pre-Petition Lenders in full in cash on the Plan Effective Date; provided, that no chapter 11 plan shall be an Acceptable Plan unless it is expected to be consummated prior to the Maturity Date (for the avoidance of doubt, as may be extended pursuant to Section 2.22) and is not in any other manner adverse to the Pre-Petition Lenders (in their capacities as such) when compared to the plan of reorganization contemplated by the RSA.

“Actual Disbursements” means, with respect to any period, the amount of the actual operating disbursements set forth in the Approved Budget as then in effect but excluding professional fees and expenses, Adequate Protection Payments, debt service costs and settlement and other costs associated with hedging and derivative instruments paid by the Debtors in the applicable period.

“Ad Hoc Group Advisors” means Gibson, Dunn & Crutcher LLP as legal counsel to the Ad Hoc Group (as defined in the DIP Order), PJT Partners LP as financial advisor to the Ad Hoc Group and one local counsel (in each applicable material jurisdiction) engaged by the Ad Hoc Group.

“Adequate Protection Payments” has the meaning assigned to such term in Section 5.18.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period (or, solely for purposes of clause (c) of the defined term “Alternate Base Rate”, for purposes of determining the Alternate Base Rate as of any date), an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for dollars for such Interest Period (or such date, as applicable) multiplied by (ii) the Statutory Reserve Rate. Notwithstanding the foregoing, in no event shall the Adjusted LIBO Rate at any time be less than 1.00% per annum.

“Administrative Agent” means Citibank, N.A. (including its branches and Related Parties), in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Guaranty and Security Principles” means those principles set forth on Schedule 1.01 or as such principles may be supplemented or modified from time to time.

“Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.22.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the applicable LIBO Screen Rate (or if that LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, and regulations of any Governmental Authority applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including, but not limited to, the Irish Criminal Justice (Corruption Offences) Act 2018 and the Irish Protected Disclosures Act 2014.

“Applicable Parties” has the meaning given to such term in Section 9.01(d)(iii).

“Applicable Rate” means, (x) prior to March 31, 2021, 4.50% per annum in the case of Eurocurrency Loans and 3.50% per annum in the case of ABR Loans and (y) following March 31, 2021, if the Maturity Date has been extended pursuant to a Maturity Date Extension Request pursuant to Section 2.22, 5.50% per annum in the case of Eurocurrency Loans and 4.50% per annum in the case of ABR Loans.

“Approved Budget” means (x) the Initial DIP Budget or (y) the then most current DIP budget prepared by the Borrower and consented to by the Required Lenders pursuant to, and in accordance with, Section 5.16, as applicable.

“Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) such Lender or Eligible Assignee, (b) an Affiliate of such Lender or Eligible Assignee or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender or Eligible Assignee.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means the audited combined balance sheet of the Borrower dated December 31, 2019, and the related audited combined statement of operations, comprehensive income, equity (deficit) and cash flows as of and for the fiscal year ended December 31, 2019, audited and reported on by Deloitte & Touche, LLP.

“Australia” means the Commonwealth of Australia.

“Australian Corporations Acts” means the Corporations Act 2001 (Cth) of Australia.

“Australian PPSA” means Personal Property Securities Act 2009 (Cth) and any regulations in force at any time under the PPSA, including the Personal Property Securities Regulations 2010 (Cth).

“Avoidance Action” means all causes of action arising under Section 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code and any proceeds therefrom.

“Back to Back Arrangements” means any “back to back” transactions between the Borrower or any Subsidiary, in connection with facilitating any Hedging Agreements (provided that, for such arrangements to constitute Back to Back Arrangements, such arrangements must be settled in cash, which for this purpose shall include netting of obligations, within five Business Days of any corresponding settlement with the third party counterparty to such Hedging Agreement).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Bankruptcy Court” has the meaning assigned to such term in the introductory statement to this Agreement.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy, insolvency proceeding or Bail-in Action, or has had a receiver, conservator, trustee, administrator, custodian, examiner, Examiner, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has become the subject of a Bail-In Action; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent expressly required by 31 C.F.R. § 1010.230 (“Beneficial Ownership Regulation”).

“Beneficial Ownership Regulation” has the meaning specified in the definition of Beneficial Ownership Certification.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bid Procedures Motion” means a motion, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, seeking entry of the Bid Procedures Order providing for, among other things, approval of procedures governing the sale and marketing process for all or substantially all of the assets of the Company and designating a stalking horse(s) with customary stalking horse bid protections.

“Bid Procedures Order” means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, approving the Bid Procedures Motion.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit L (or in such other form as may be approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03).

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York City and Zurich, Switzerland are authorized or required by law to remain closed.

“Budgeted Disbursements” means, with respect to any period, the amount that corresponds to the line item for total disbursements (or equivalent term) as set forth in the Approved Budget as then in effect including, as a separate line item or line items, the professional fees and expenses, Adequate Protection Payments and settlement and other costs associated with foreign exchange hedging and derivative instruments paid by the Debtors in the applicable period.

“Budget Variance Report” means a report in form reasonably satisfactory to the Required Lenders provided by the Borrower to the Administrative Agent showing, in each case, on a cumulative basis for the prior four week period, the Actual Disbursements of the Borrower and its Subsidiaries as of the last day of the Variance Testing Period then most recently ended, noting therein (i) all variances, on a cumulative basis, from the amounts set forth for such period in the Approved Budget as in effect for such period, (ii) containing explanations for all material variances, if any, setting forth the actions which the Borrower has taken or intends to take with respect thereto, to the extent such variance is within the Borrower’s control, and (iii) certifying compliance or non-compliance in such Variance Testing Period with the Permitted Variances.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Carve-Out” has the meaning assigned to such term in the DIP Order.

“Centre of Main Interest” means “centre of main interest” as that term is used in Article 3(1) of the Insolvency Regulation.

“Change in Control” means (a) the Borrower ceases to own, directly or indirectly through one or more Intermediate Holdcos, all of the Equity Interests of U.S. HoldCo 1; (b) U.S. HoldCo 1 ceases to own, directly or indirectly, all of the Equity Interests of U.S. HoldCo 2 and LuxCo 1; (c) LuxCo 2 ceases to be a direct wholly owned Subsidiary of LuxCo 1; (d) LuxCo 3 ceases to be a direct wholly owned Subsidiary of LuxCo 2; or (e) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of 35% or more of the voting Equity Interests in the Borrower.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Chapter 11 Cases” has the meaning assigned to such term in the introductory statement to this Agreement.

“Chapter 11 Plan” means an Acceptable Plan confirmed by an order (in form and substance reasonably satisfactory to the Required Lenders) of the Bankruptcy Court under the Chapter 11 Cases, as such plan of liquidation or reorganization may be modified, altered, amended or otherwise changed or supplemented with the prior written consent of the Required Lenders.

“Chapter 11 Plan Disclosure Statement” means a disclosure statement to accompany the Chapter 11 Plan and provide adequate information to voting creditors as provided by section 1125(a)(1) in the Bankruptcy Code.

“Charges” has the meaning assigned to such term in Section 9.13.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the “DIP Collateral” as defined in the DIP Order and shall include any and all assets, whether real or personal, tangible or intangible, on which Liens are granted or purported to be granted pursuant to the Security Documents as security for the Obligations, but excluding, for the avoidance of doubt, the Excluded Property.

“Collateral and Guarantee Requirement” means, at any time and, in the case of Non-U.S. Loan Parties, subject to the Agreed Guaranty and Security Principles in all respects, the requirement that:

(a) the Administrative Agent shall have received from the Borrower and each other Loan Party (i) a counterpart of each Security Document to which such Person is a party duly executed and delivered on behalf of such Person or (ii) in the case of any Subsidiary that becomes a Loan Party after the Effective Date, (A) if such Subsidiary is a U.S. Subsidiary, a supplement to the U.S. Collateral Agreement in substantially the form attached as Exhibit I thereto, a supplement to the Guarantee Agreement in substantially the form attached as Exhibit I thereto, and other security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Documents in effect on the Effective Date), duly executed and delivered on behalf of such Person, in each case, together with documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person and (B) if such Subsidiary is a Non-U.S. Subsidiary, subject to the Agreed Guaranty and Security Principles, a supplement to each applicable Non-U.S. Security Document and other local law security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Documents in effect on the Effective Date), duly executed and delivered on behalf of such Person, in each case, together with documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person; provided that any such obligation arising under this definition (including paragraph (b)

below) in respect of an entity organized or incorporated in Australia shall be subject to prior completion of any and all applicable steps and procedures required pursuant to the Australian Corporations Act in respect of the provision of financial assistance (where applicable), it being understood that such steps shall be completed no later than 90 days after the obligation has arisen for any such entity organized or incorporated in Australia to comply with the relevant Collateral and Guarantee Requirement;

(b) subject to, in the case of Non-U.S. Loan Parties, the Agreed Guaranty and Security Principles, (i) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party that is evidenced by a Global Intercompany Note shall be Collateral pursuant to the applicable Security Documents; and (ii) all other Indebtedness of the Borrower or any Person that is a wholly owned Subsidiary of the Borrower in a principal amount of €5,000,000 or more that is owing to any Loan Party shall be evidenced by a promissory note and shall be Collateral pursuant to the applicable Security Documents;

(c) subject to the Agreed Guaranty and Security Principles with respect to the Non-U.S. Loan Parties, if requested by the Administrative Agent (at the direction of the Required Lenders), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property (provided that if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the fair market value, as reasonably determined by the Borrower in good faith, of such Mortgaged Property), (ii) with respect to U.S. Mortgages, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property as reasonably determined by the Borrower in good faith, provided that in no event will the Borrower be required to obtain independent appraisals or other third-party valuations of such Mortgaged Property, unless required by FIRREA or other applicable law, provided, however, the Borrower shall provide to the title company such supporting information with respect to its determination of Fair Market Value as may be reasonably required by the title company, (iii) with respect to each Mortgaged Property located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such Mortgaged Property), and, if any such Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and (iv) such customary surveys (or existing surveys together with no-change affidavits of such Mortgaged Property or survey alternatives, including express maps), abstracts, title documents and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that (x) the requirements of the foregoing clauses (i), (ii), (iv) and (v) shall be completed in accordance with Section 5.15, and (y) no delivery of new surveys shall be required for any Mortgaged Property where the title company will issue a lender’s title policy with the standard survey exception omitted from such title policy and affirmative endorsements that require a survey;

(d) all financing statements and other appropriate filings or recordings, including Uniform Commercial Code financing statements (and the equivalent thereof in any applicable jurisdiction), required by law or specified in the Security Documents to be filed, registered or recorded on the Effective Date shall have been so filed, register delivered to the Administrative Agent for such filing, registration or recording; and

(e) except as otherwise provided for in the Security Documents, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding anything to the contrary, subject to the proviso set forth in the following sentence, no U.S. Loan Party shall be required, nor shall the Administrative Agent be authorized, (i) to perfect pledges, security interests and mortgages of Collateral of U.S. Loan Parties by any means other than by (A) filings pursuant to the Uniform Commercial Code, in the office of the Secretary of State (or similar central filing office) of the relevant jurisdiction where the grantor is located (as determined pursuant to the Uniform Commercial Code) and filings in the applicable real estate records with respect to Mortgaged Properties, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office with respect to intellectual property as expressly required in the U.S. Security Documents, (C) delivery to the Administrative Agent to be held in its possession of the Global Intercompany Note and all Collateral consisting of intercompany notes in a principal amount of €5,000,000 or more, owed by a single obligor, stock certificates of Subsidiaries and instruments, in each case as expressly required in the Security Documents and (D) means of the DIP Order or (ii) to enter into any control agreement with respect to any cash and Permitted Investments, other deposit accounts, securities accounts or commodities accounts, in each case to the extent in the name of otherwise held or located in the United States. For the avoidance of doubt, and notwithstanding anything to the contrary, including the foregoing, no actions (including filings or searches) shall be required in order to perfect any security interest in any intellectual property assets of any Loan Parties (whether a U.S. Loan Party or a non-U.S. Loan Party), that are located, protected or arising under the laws of any jurisdiction outside of the United States (including any intellectual property registered or applied-for, or otherwise located, protected or arising under the laws of any jurisdiction outside the United States). Notwithstanding the foregoing, no perfection steps shall be required to be taken in any jurisdiction other than the United States (or any state thereof), Luxembourg, Switzerland, Japan, Mexico, Romania and Slovakia.

“Commitment” means with respect to any Lender, such Lender’s Initial Commitment or such Lender’s Delayed Draw Commitment, as the context may require. The aggregate amount of the Commitments as of the Effective Date is $250,000,000, as set forth on Schedule 2.01.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Confirmation Order” means, the order of the Bankruptcy Court confirming the Acceptable Plan in the Chapter 11 Cases in form and substance reasonably satisfactory to the Required Lenders.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” means the total assets of the Borrower and its Subsidiaries determined in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Party” means the Administrative Agent and each other Lender.

“Debtor” and “Debtors” has the meaning assigned to such term in the introductory statement to this Agreement.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Borrower and each other Lender.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Delayed Draw Borrowing Date” means the date on which the Delayed Draw Term Loan is made, which shall be no earlier than the date of entry of the Final Order by the Bankruptcy Court.

“Delayed Draw Commitment” means, with respect to each Lender, the commitment of such Lender to make the Delayed Draw Term Loan to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Delayed Draw Commitments on the Effective Date is $150,000,000.

“Delayed Draw Term Loan” has the meaning provided in Section 2.01.

“DIP Order” means the Interim Order and, upon entry thereof, the Final Order.

“DIP Term Loan Facility” has the meaning assigned to such term in the introductory statement to this Agreement.

“Disclosure Statement Order” means the order of the Bankruptcy Court approving the Acceptable Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

“Disqualified Equity Interest” means any Equity Interest that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof), other than (i) upon payment in full of the Obligations, termination of the Commitments or (ii) upon a “change in control” or asset sale or casualty or condemnation event; provided that any payment required pursuant to this clause (ii) shall be subject to the prior repayment in full of the Obligations, and termination of the Commitments or (b) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (i) of the definition thereof) or (ii) any Equity Interests or other assets other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof); provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means (i) (x) the competitors of the Borrower and its subsidiaries identified to the Administrative Agent from time to time on three Business Days’ prior written notice at the email address provided by the Administrative Agent from time to time and (y) the banks, financial institutions and other institutional lenders and persons, in each case set forth in a list provided to the Administrative Agent prior to the Effective Date and (ii) any of their Affiliates that are clearly identifiable solely on the basis of such Affiliates’ name (other than any such Affiliates that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans in the ordinary course of their business and with respect to which no competitor so identified by you possesses the power, directly or indirectly, to direct or cause the investment policies of such entity) (provided that the exclusion as to Disqualified Institutions shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be).

“dollars” or “$” refers to lawful currency of the United States of America.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means October 9, 2020.

“Effective Date Loan Documents” means, collectively, the Guarantee Agreement, the U.S. Collateral Agreement and each Non-U.S. Security Document identified as an “Effective Date Loan Document” on Part A of Schedule 1.03.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, a Defaulting Lender, the Borrower, any Subsidiary, or any other Affiliate of the Borrower and to the extent posted to or otherwise made available to the Lenders, a Disqualified Institution.

“Environmental Law” means any treaty, law (including common law), rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by or with any Governmental Authority, relating in any way to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) health and safety matters, to the extent relating to the exposure to Hazardous Materials.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval required thereunder,

(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract or agreement or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4)(A) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan under Section 4041 or 4041(A) of ERISA, respectively, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 or 4041A of ERISA, respectively, or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Examiner” has the meaning given to that term in Section 2 of the Irish Companies Act 2014 and “Examinership” shall be construed accordingly.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Property” means (a) any assets or property of any Non-U.S. Loan Party that is excluded from the Collateral due to the Agreed Guaranty and Security Principles and (b) the following assets and property of any U.S. Loan Party (or, with respect to clause (i) below, any Loan Party): (i) “margin stock” (within the meaning of Regulation U), and pledges and security interests prohibited by applicable law, rule or regulation; (ii) Equity Interests in any Person other than wholly owned Subsidiaries to the extent the pledge thereof is not permitted by the terms of such Person’s organizational documents, joint venture documents or similar contractual obligations; (iii) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower and its Subsidiaries (as determined by the Borrower in its reasonable judgment in consultation with the Administrative Agent and as consented to by the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed)); (iv) rights, title or interest in any lease, license, sublicense or other agreement or in any equipment or property subject to a purchase money security interest, capitalized lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense or agreement or purchase money arrangement, capitalized lease obligation or similar arrangement or require the consent of any Person or create a right of termination in favor of any other party thereto (other than a Loan Party or any of its subsidiaries) after giving effect (x) to the applicable anti-assignment provisions of the Uniform Commercial Code or equivalent law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or equivalent law notwithstanding such prohibition and (y) the Bankruptcy Code so long as any such lease, license, sublicense or agreement or purchase money arrangement, capitalized lease obligation or similar arrangement was not entered into in contemplation of any such restriction in the Bankruptcy Code; (v) assets that are prohibited by applicable law, rule or regulation or require governmental (including regulatory) consent, approval, license or authorization to pledge such asset; (vi) any intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other intellectual property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such intellectual property under applicable law; (vii) [reserved]; (viii) [reserved]; (ix) [reserved]; (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in favor of the Administrative Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or under applicable law, other than to the extent such prohibition or limitation is rendered ineffective under the Uniform Commercial Code, the Bankruptcy Code, other applicable insolvency laws or other applicable requirements of law; provided that in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization or applicable law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Security Documents and such license, franchise, charter or authorization shall be included as Collateral; (xi) [reserved] and (xii) [reserved]; provided, however, that Excluded Property referred to in the foregoing clauses (i) through (xii) shall not include any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above). Notwithstanding anything herein to the contrary, in no circumstances shall any collateral with respect to the Pre-Petition Credit Agreement constitute Excluded Property hereunder.

“Excluded Subsidiary” shall mean (a) [reserved], (b) [reserved], (c) each Subsidiary that is prohibited by any applicable law, regulation or contract to provide the Guarantee required by the Collateral and Guarantee Requirement (so long as any such contractual restriction is not incurred in contemplation of such Person becoming a Subsidiary) (unless such prohibition is removed or any necessary consent, approval, waiver or authorization has been received), or would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received (and for so long as such restriction or any replacement or renewal thereof is in effect), (d) [reserved], (e) [reserved], (f) any Subsidiary to the extent that the guarantee of the Obligations by such Subsidiary would result in material adverse tax or accounting consequences (as determined by the Borrower in its reasonable judgment in consultation with the Administrative Agent and as consented to by the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed)), (g) [reserved], (h) [reserved], (i) [reserved] or (j) [reserved]. Notwithstanding anything to the contrary, none of the Intermediate Holdcos shall constitute an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b) or 9.02(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any U.S. Federal withholding Taxes imposed under FATCA, (e) [reserved], (f) withholding Taxes required by virtue of the so called Luxembourg Relibi law dated 23 December 2005, as amended and (g) any Tax withholding or deduction arising as a result of a notice or direction under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) of Australia, or under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or under other similar legislation (as applicable).

“Existing Maturity Date” has the meaning assigned to such term in Section 2.22.

“Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code (or any such amended or successor version thereof).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fee Letter” means the Fee Letter, dated September 7, 2020, between the Administrative Agent and the Borrower.

“Final Order” means an order entered by the Bankruptcy Court approving the DIP Term Loan Facility and the adequate protection arrangements for the benefit of the Pre-Petition Lenders, including the Adequate Protection Payments, in each case, on a final basis under the Bankruptcy Code, which order shall be in form and substance satisfactory to the Required Lenders (as such order may be amended, modified or extended in a manner reasonably satisfactory to the Required Lenders), which order has not been reversed or stayed or is otherwise subject to a timely filed motion for a stay, rehearing, reconsideration, appeal or any other review without the written consent of the Required Lenders.

“Financial Officer” means, with respect to any Person, a managing director, director, the chief executive officer, president, member of the board of directors of a Loan Party, Class A Manager and Class B Manager (and any other manager in similar capacity) in the case of any Person organized under the laws of the Grand Duchy of Luxembourg, and with respect to certain limited liability companies that do not have officers, the manager, sole member, managing member or general partner thereof, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller, but in any event, with respect to financial matters, the chief financial officer, principal accounting officer, treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions under Requirements of Law or by the terms of such Foreign Pension Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Pension Plan required to be registered; (c) the failure of any Foreign Pension Plan to comply with any material Requirements of Law or with the material terms of such Foreign Pension Plan; or (d) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, in each case, which would reasonably be expected to result in the Borrower or any Subsidiary becoming subject to a material funding or contribution obligation with respect to such Foreign Pension Plan.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pension Plan” means any plan, trust, insurance contract, fund (including, without limitation, any superannuation fund) or other similar program established or maintained by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees or other service providers of the Borrower or such Subsidiaries, as applicable, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(c).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time (unless the Borrower elects to change to IFRS pursuant to Section 1.09, upon the effective date of which GAAP shall subsequently refer to IFRS); provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Global Intercompany Note” means the global intercompany note substantially in the form attached to the Pre-Petition Credit Agreement pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations and which are subject to the terms set out in the Pre-Petition Intercreditor Agreement as Intra-Group Indebtedness (as defined in the Pre-Petition Intercreditor Agreement).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court (including the Bankruptcy Court), central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term

“Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Borrower)). The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement dated as of October 9, 2020 by and among the Administrative Agent and the Loan Parties from time to time party thereto, substantially in the form of Exhibit E, as may be amended, restated, amended and restated, supplemented or modified from time to time.

“Guarantor” means each Loan Party, other than the Borrower, and any other Person that becomes a party to the Guarantee Agreement from time to time.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances or mold, or any or materials or substances which are defined or regulated as “toxic,” or “hazardous,” or words of similar import, pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Hedging Agreement.

“Honeywell” means Honeywell International Inc., a Delaware corporation.

“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“IFRS Equity Amount” means the amount of equity capital of the Borrower as reflected in its year-end consolidated financial statements, determined in accordance with IFRS.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable and other accrued or cash management obligations, in each case incurred in the ordinary course of business, (y) any earn-out obligation until after becoming due and payable and shown as a liability on the balance sheet of such Person in accordance with GAAP and (z) Taxes and other accrued expenses), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) net obligations of such Person under any Hedging Agreement and (k) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests; provided that the term “Indebtedness” shall not include (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (D) obligations in respect of any residual value guarantees on equipment leases, (E) any take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and (F) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care). The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. For the avoidance of doubt, payment obligations under the Indemnity Documents and the Tax Matters Agreement, in each case, shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Indemnity Agreement” means the Indemnification and Reimbursement Agreement dated as of September 12, 2018 among Honeywell ASASCO Inc., as Payor, Honeywell ASASCO 2, Inc. and Honeywell, as contributed and assigned to U.S. Holdco 2, as Payor, prior to the Effective Date, as amended by that certain First Amendment to Indemnification and Reimbursement Agreement dated as of June 12, 2020, and as may be further amended or otherwise modified pursuant to the terms hereof and thereof.

“Indemnity Documents” means (a) the Indemnity Agreement and (b) the Indemnity Guarantee.

“Indemnity Guarantee” means the Indemnification Guarantee Agreement dated as of September 27, 2018 among U.S. HoldCo 2, Honeywell ASASCO 2, Inc. and the guarantors party thereto, as may be amended or otherwise modified pursuant to the terms hereof and thereof.

“Initial DIP Budget” means the 13-week cash flow forecast delivered on or prior to the Effective Date, setting forth, among other things, the Debtors’ projected customer collections and other receipts, operating and other disbursements, professional fees, net cash flows, liquidity and restructuring related amounts on a week-by-week basis for 13 weeks following the Petition Date and attached to the Interim Order.

“Initial Commitment” means, with respect to each Lender, the commitment of such Lender to make the Initial Term Loan to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate amount of the Lenders’ Initial Commitments on the Effective Date is $100,000,000.

“Initial Term Loans” has the meaning assigned to such term in Section 2.01.

“Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast).

“Interested Lender” means (x) Honeywell International, Inc. and (y) KPS Capital Partners LP and each other person that has expressed at any time since January 1, 2020 (whether prior to, on or after the date of this Agreement), or expresses in the future, in writing an interest in acquiring all of the Borrower’s or its Subsidiaries’ equity interests or all or substantially all of the assets of the Borrower and its Subsidiaries, in each case of (x) and/or (y), together with their respective Affiliates, Subsidiaries, partners and insiders; provided, however, that any party deemed an Interested Lender under subsection (y) shall no longer be deemed an Interested Lender from and after approval by the Bankruptcy Court of a sale order approving any sale of the Debtors if such party is not designated as either the Successful Bidder or Alternate Bidder (each, as defined in the Bid Procedures Order).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar month and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Holdcos” or “Intermediate Holdco” means, collectively (x) each of U.S. HoldCo 1, U.S. HoldCo 2, LuxCo 1, LuxCo 2 and LuxCo 3 and (y) any wholly owned Subsidiary of the Borrower that is subject to the provisions of Section 6.16 of this Agreement.

“Interim Cash Collateral Order” means the Interim Order (I) Authorizing Use of Cash Collateral and Affording Adequate Protection; (II) Modifying the Automatic Stay; (III) Scheduling a Continued Interim Hearing; and (IV) Granting Related Relief [D.I. 56] entered by the Bankruptcy Court in the Debtors’ Bankruptcy Cases.

“Interim Order” means an order entered by the Bankruptcy Court approving the DIP Term Loan Facility on an interim basis under the Bankruptcy Code, which order shall be in form and substance satisfactory to the Required Lenders in their sole and absolute discretion (as such order may be amended, modified or extended in a manner satisfactory to the Required Lenders), which order is not subject to a stay, injunction or other limitation not approved in writing by the Required Lenders.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable currency that is shorter than the Impacted Interest Period; and (b) the applicable LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available for the applicable currency that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended from time to time.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a financial officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning assigned to such term in Section 9.22.

“Lead Arranger” means Citigroup Global Markets Inc., in its capacity as lead arranger for the DIP Term Loan Facility.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any applicable currency (other than Euros) and for any Interest Period, the applicable LIBO Screen Rate at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing (a) for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement

“Lien” means, with respect to any asset, (a) any mortgage, lien (including voorrecht/privilège), pledge, hypothecation, charge, security interest (including as defined in the Australian PPSA) or other encumbrance in, on or of such asset, a mandate to create the same, or any other right arising by operation of law, agreement or arrangement having similar effect, or (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan Documents” means this Agreement, any Security Document, the Global Intercompany Note, each Budget Variance Report, the Fee Letter, the DIP Order, and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(d) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing) and any document designated as a Loan Document by the Administrative Agent and the Borrower.

“Loan Parties” means, collectively, the Borrower, the U.S. Loan Parties and the Non-U.S. Loan Parties.

“Loans” means the Term Loans made by the Lenders to the Borrower pursuant to this Agreement.

“LuxCo 1” means GARRETT LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 19, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642.

“LuxCo 2” means GARRETT LX II S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 19, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225679.

“LuxCo 3” means GARRETT LX III S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 19, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225716.

“Material Adverse Effect” means a material adverse effect on (a) the assets, operations, business, condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole (other than (A) the filing of the Chapter 11 Cases and (B) those events or circumstances customarily resulting from the commencement of the Chapter 11 Cases, in each case, taking into account the effect of the automatic stay under the Bankruptcy Code), (b) the ability of the Loan Parties (taken as a whole) to perform their material obligations to the Lenders or the Administrative Agent under this Agreement or any other Loan Document, (c) the material rights of, or remedies available to, the Administrative Agent or the Lenders under this Agreement or any other Loan Document or (d) the Collateral, taken as a whole, or a material impairment of the Administrative Agent’s Liens, taken as a whole, or priority required with respect thereto pursuant to this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and the Guarantees under the Loan Documents), of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding €10,000,000.

“Material Jurisdiction” means each of the Non-U.S. Material Jurisdictions and the United States.

“Material Real Property” means any fee-owned real property (i) with a Fair Market Value of more than €10,000,000 that is owned by a Loan Party and specified in Schedule 1.02 or (ii) with a Fair Market Value of more than €10,000,000 that is acquired after the date hereof by any Loan Party or owned by a Subsidiary that becomes a Loan Party pursuant to Section 5.12.

“Material Subsidiary” means each Subsidiary (a) the Consolidated Total Assets of which equal 5.0% or more of the Consolidated Total Assets of the Borrower and its Subsidiaries or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of the Borrower and its Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Borrower most recently ended prior to the date of this Agreement).

“Maturity Date” means the earliest to occur of (a) March 31, 2021 (or, to the extent the Maturity Date is extended pursuant to a Maturity Date Extension Request pursuant to Section 2.22, the extended date pursuant to such Maturity Date Extension), (b) the date on which the Obligations become due and payable pursuant to this Agreement, whether by acceleration or otherwise, (c) the effective date of a Chapter 11 Plan for the Debtors, (d) the date of consummation of a sale of all or substantially all of the Debtors’ assets under Section 363 of the Bankruptcy Code, (e) forty (40) days after entry by the Bankruptcy Court of the Interim Order, unless the Final Order has been entered and become effective prior thereto, (f) the first Business Day after which the Interim Order expires by its terms or is terminated, unless the Final Order has been entered and become effective prior thereto, (g) conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or any Loan Party shall file a motion or other pleading seeking the conversion of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code unless previously consented to in writing by the Required Lenders, (h) the filing of, or any Debtor providing express written support of, a plan of reorganization that is not an Acceptable Plan, (i) dismissal or termination of any of the Chapter 11 Cases unless previously consented to in writing by the Required Lenders and (j) the appointment of a trustee or receiver in any of the Chapter 11 Cases.

“Maturity Date Extension Request” means a request by the Borrower, substantially in the form of Exhibit I hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.22.

“Maximum Amount” has the meaning assigned to such term in Section 9.20(a).

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“MNPI” means material information concerning the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any Affiliate of any of the foregoing or any of their respective securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a U.S. Mortgage and/or a mortgage in form and substance reasonable satisfactory to the Administrative Agent that is, or is contained within, a Non-U.S. Security Document, as the context requires.

“Mortgaged Property” means, initially, each parcel of Material Real Property with a Fair Market Value in excess of €10,000,000 and identified on Schedule 1.02 and thereafter, each parcel of Material Real Property with a Fair Market Value in excess of €10,000,000 with respect to which a Mortgage is required to be granted pursuant to Section 5.12 or 5.13, as applicable.

“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, and in respect of which the Borrower or any of its respective ERISA Affiliates makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Borrower and its Subsidiaries (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness which is secured by assets or property which do not constitute Collateral and is subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof attributable to minority interests and not available for distribution to or for the account the Borrower and its Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained the Borrower or its Subsidiary and including pension and other post-employment benefit liabilities and liabilities related to environmental matters and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established in accordance with GAAP to fund purchase price adjustment, indemnification and other liabilities (other than any earnout obligations, but including pension and other post-employment benefit liabilities and liabilities related to environmental matters) reasonably estimated to be payable, as a result of the occurrence of such event (including, without duplication of the foregoing, the amount of any distributions in respect thereof pursuant to Section 6.08(a)(ii)) (as determined reasonably and in good faith by a Financial Officer of the Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Non-Guarantor Basket” means (a) with respect to the repayment or prepayment of intercompany Indebtedness owing to the Subsidiaries of the Borrower that are domiciled in China (“Chinese Subsidiaries”) pursuant to Section 6.08(b)(v), an aggregate amount of $70,000,000, and (b) a shared basket calculated without duplication with respect to the incurrence of Indebtedness by, the making of Investments in, and the repayment or prepayment of intercompany Indebtedness owing to, Subsidiaries of the Borrower that are not Loan Parties and that are not domiciled in China, not to exceed $30,000,000 at any one time outstanding, provided without duplication the amounts in clause (b) may be increased by an amount equal to the aggregate amount of dividends, distributions and returns on capital made after the Effective Date by non-Loan Parties to Loan Parties, Investments by non-Loan Parties in Loan Parties, and repayments or prepayments of intercompany Indebtedness owing by non-Loan Parties to Loan Parties, in each case, to the extent the original Investment or incurrence of Indebtedness was not made or incurred in reliance on the foregoing clause (b), and in each case not exceeding the amount of the original Investment or principal amount of Indebtedness; provided, further, that any Indebtedness incurred under the Non-Guarantor Basket shall be incurred in the ordinary course of business and any Investments made under the Non-Guarantor Basket shall be made in the ordinary course of business to fund the ordinary course operations of the Borrower and its Subsidiaries. For the avoidance of doubt, an Investment by a Loan Party in a non-Loan Party shall not also be counted as a separate incurrence of Indebtedness by such non-Loan Party, and an incurrence of Indebtedness by a non-Loan Party owing to a Loan Party shall not also count as a separate Investment by such Loan Party, in each case, for purposes of calculating compliance with clause (b) of the foregoing sentence.

“Non-U.S. Loan Party” means (x) each Non-U.S. Subsidiary that is required pursuant to Schedule 1.03 to execute a joinder to the Guarantee Agreement within the time period specified therein and (y) each other Non-U.S. Subsidiary that guarantees any Obligations or is a party to any Non-U.S. Security Document.

“Non-U.S. Material Jurisdiction” means Australia, Ireland, Italy, Japan, Luxembourg, Mexico, Slovakia, Switzerland, United Kingdom, Romania and any other jurisdiction agreed by the Borrower and the Administrative Agent.

“Non-U.S. Mortgage” means a mortgage that is, or is contained within, a Non-U.S. Security Document.

“Non-U.S. Security Documents” means the U.S. HoldCo Lux Share Pledge Agreement, each of the other agreements listed on Part A of Schedule 1.03 and each other local law security agreement or other instrument or document executed and delivered by any Non-U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13.

“Non-U.S. Subsidiary” means each Subsidiary that is not a U.S. Subsidiary.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, collectively, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, Examinership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“ordinary course of business” means the ordinary course of business and consistent with past practice unless otherwise contemplated by, or as a result of, the SAPA or the Chapter 11 Cases (including with respect to nature, scope, magnitude, quantity and frequency) that does not require any board of director or shareholder approval or any other separate or special authorization of any nature and similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business acting in good faith; provided that, for the avoidance of doubt, the payment of reasonable and customary corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties), the payment of taxes and the payment of costs and expenses in connection with litigation matters shall be deemed to be in the ordinary course of business.

“Other Connection Tax” means, with respect to any Recipient, a Tax imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)) and (b) regarding Luxembourg registration duties for any Luxembourg Taxes payable due to a registration, submission or filing by the Lenders of any Loan Document where such registration, submission or filing is or was not required to maintain or preserve the rights of the Lenders under the Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Exceptions” has the meaning assigned to such term in the Agreed Guaranty and Security Principles.

“Permitted Encumbrances” means, with respect to any Person:

(a) Liens imposed by law for Taxes, assessments or governmental charges that (i) are not yet due and payable, (ii) are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) for property taxes on property such Person or one of its subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(b) Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, construction contractors’ and other like Liens imposed by law or landlord liens specifically created by contract, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person shall be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health, disability or employee benefits and other social security laws or similar legislation or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any subsidiary of the Borrower in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), governmental contracts, leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any subsidiary of the Borrower in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment and attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(f) (i) easements, survey exceptions, charges, ground leases, protrusions, encroachments on use of real property or reservations of, or rights of others for, licenses, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, servicing agreements, site plan agreements, developments agreements, contract zoning agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the real property of the Borrower and its Subsidiaries, restrictions, rights-of-way and similar encumbrances (including, without limitation, minor defects or irregularities in title and similar encumbrance) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not individually or in the aggregate materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary, leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property, or which are set forth in the title insurance policy delivered with respect to the Mortgaged Property and are “insured over” in such insurance policy;

(g) [reserved];

(h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, accounts or consignments entered into by the Borrower and its Subsidiaries or purported Liens evidenced by filings of precautionary Uniform Commercial Code (or similar filings under applicable law) financing statements or similar public filings;

(j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k) (i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights (other than IP Rights) subject to any lease, sublease, license or sublicense or concession agreement held by the Borrower or its Subsidiaries in the ordinary course of business and (ii) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower and such Subsidiary to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) Liens that are contractual rights of set-off;

(n) Liens (i) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or Section 4-210 of the Uniform Commercial Code applicable in other States on items in the course of collection, (ii) attaching to pooling accounts, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, or (iii) in favor of a banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law or under general terms and conditions encumbering deposits, deposit accounts, securities accounts, cash management arrangements (including the right of set-off and netting arrangements) or other funds maintained with such institution or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and which are within the general parameters customary in the banking or finance industry;

(o) Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(p) [reserved];

(q) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(r) deposits made or other security provided in the ordinary course of business to secure liability to insurance brokers, carriers, underwriters or under self-insurance arrangements in respect of such obligations;

(s) [reserved];

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(u) Liens on accounts receivable and related assets of the type specified in the definition of “Permitted Receivables Facility Assets” incurred and transferred in connection with a Permitted Receivables Facility, including Liens on such receivables resulting from precautionary Uniform Commercial Code (or equivalent statutes) filings or from recharacterization of any such sale as a financing or loan;

(v) non-exclusive licenses or sublicenses of IP Rights granted in the ordinary course of business or other licenses or sublicenses of IP Rights granted in the ordinary course of business that do not materially interfere with the business of the Borrower or any of its Subsidiaries;

(w) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;

(x) agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from consignment of inventory by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(y) with respect to any entities that are not Loan Parties, other Liens and privileges arising mandatorily by Requirement of Law;

(z) Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar lien provision of any other environmental statute;

(aa) Liens on cash or Permitted Investments securing Hedging Agreements permitted by Section 6.07 in the ordinary course of business;

(bb) rights of recapture of unused real property (other than any Material Real Property of Loan Parties) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(cc) Liens on the property of (x) any Loan Party in favor of any other Loan Party and (y) any Subsidiary that is not a Loan Party in favor of the Borrower or any Subsidiary;

(dd) Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Borrower and any other Subsidiaries; and

(ee) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c), (d), (u), (aa) and (cc) above.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, (i) the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), (ii) England and Wales, (iii) Canada or (iv) Switzerland, in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper and variable and fixed rate notes maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 12 months from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act, (ii) are rated AAA- by S&P and Aaa3 by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f) asset-backed securities rated AAA by Moody’s or S&P, with weighted average lives of 12 months or less (measured to the next maturity date);

(g) readily marketable direct obligations issued by any state, commonwealth or territory of the United States, England and Wales, Canada or Switzerland or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;

(h) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(i) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above;

(j) in the case of any Non-U.S. Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Non-U.S. Subsidiary for cash management purposes; and

(k) dollars, euros, Canadian dollars, pounds sterling, Swiss francs, Australian dollars, Japanese Yen or any other readily tradable currency held by it from time to time in the ordinary course of business of the Borrower or any of its Subsidiaries.

“Permitted Receivables Facility” means one or more receivables facilities or factoring arrangements created under the Permitted Receivables Facility Documents providing for (a) the factoring, sale or pledge by one or more of the Borrower or a Subsidiary (each a “Receivables Seller”) of Permitted Receivables Facility Assets (thereby providing financing to the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the respective Receivables Sellers or (b) the factoring, sale or pledge by one or more Receivables Sellers of Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in connection with Receivables-backed financing programs, in each case as more fully set forth in the Permitted Receivables Facility Documents; provided that in each case of clause (a) and clause (b), such facilities are not recourse to or obligates the Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings.

“Permitted Receivables Facility Assets” means (i) accounts receivables (whether now existing or arising in the future) of Subsidiaries) which are transferred or pledged to the Receivables Entity (or in the case of receivables factoring in the ordinary course of business, to third-party lenders or investors) pursuant to the Permitted Receivables Facility and any related Permitted Receivables Facility Assets which are also so transferred or pledged to the Receivables Entity (or in the case of receivables factoring in the ordinary course of business, to third-party lenders or investors) and all proceeds thereof and (ii) loans to Subsidiaries secured by accounts receivables (whether now existing or arising in the future) of the Borrower and the Subsidiaries which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type.

“Permitted Variance” means in respect of Actual Disbursements, 17.50% for each Variance Testing Period; provided, that any negative Actual Disbursements variance to the Approved Budget from the immediately preceding Variance Testing Period may be applied to the current Budget Period’s disbursements for the purpose of determining compliance for such Variance Testing Period, as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning assigned to such term in the introductory statement to this Agreement.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“Post-Signing Reorganization” has the meaning assigned to such term in the SAPA.

“Prepayment Event” means:

(a) any non-ordinary course sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger, consolidation or division) (for purposes of this defined term, collectively, “dispositions”) of any asset of the Borrower or its Subsidiaries, other than dispositions described in clauses (a) (except subclause (a)(iv)) through (i), (k), (m), (n) and (p) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding (A) €1,000,000 in the case of any single disposition or series of related dispositions and (B) €2,000,000 for all such dispositions during the term of the DIP Term Loan Facility;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any of its Subsidiaries with a fair market value immediately prior to such event equal to or greater than €1,000,000; or

(c) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01.

“Prime Rate” means the rate of interest last quoted by the Administrative Agent as its “Prime Rate” in the U.S. or, if the Administrative Agent ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board of Governors (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pre-Petition Administrative Agent” has the meaning assigned to such term in the introductory statement to this Agreement.

“Pre-Petition Credit Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.

“Pre-Petition Intercreditor Agreement” means the “Intercreditor Agreement” under and as defined in the Pre-Petition Credit Agreement as in effect on the Effective Date.

“Pre-Petition Lenders” has the meaning assigned to such term in the introductory statement to this Agreement.

“Pre-Petition Obligations” has the meaning assigned to such term in the introductory statement to this Agreement.

“Private-Siders” has the meaning assigned to such term in Section 9.17(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Siders” has the meaning assigned to such term in Section 9.17(b).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.24.

“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.

“Receivables Entity” means a wholly owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Borrower or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) to which neither the Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by a certificate of a Financial Officer of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Seller” has the meaning assigned to such term in the definition of “Permitted Receivables Facility”.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Reference Rate” means, for any day, the Adjusted LIBO Rate as of such day for a Eurocurrency Borrowing, in each case, with an Interest Period of three months’ duration (without giving effect to the last sentence of the definition of the term “Adjusted LIBO Rate”).

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, managers, advisors, representatives and controlling persons of such Person.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Relevant Measure” has the meaning assigned to such term in Section 1.10(b).

~~“Repricing Transaction”means (a) the prepayment, repayment, refinancing, substitution or replacement of all or any portion of the Loans with the proceeds of, or any conversion of the Loans into, any new or replacement loans or other Indebtedness bearing interest at an all-in yield less than the all-in yield applicable to the Loans (as such comparative rates are determined by the Administrative Agent) and (b) any amendment or other modification to this Agreement that, directly or indirectly, reduces the all-in yield applicable to the Loans.~~

“Required Lenders” means, at any time, Lenders having Term Loans and unused Commitments representing greater than 50% of the sum of the outstanding Term Loans and unused Commitments at such time; provided that whenever there is one or more Defaulting Lenders, the total outstanding Loans of, and the unused Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Credit Party” has the meaning assigned to such term in Section 1.10(a).

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) by the Borrower or any Subsidiary with respect to its Equity Interests, or any payment or distribution (whether in cash, securities or other property) by the Borrower or any Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of its Equity Interests and (b) any payment under the Indemnity Documents.

“Restructuring Transactions” has the meaning assigned to such term in the RSA.

“RSA” means the Restructuring Support Agreement, dated as of September 20, 2020.

“RSA Company Termination Event” means any “Company Termination Event” as defined in the RSA.

“RSA Lender Termination Event” means any “Lender Termination Event” as defined in the RSA.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Switzerland or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Switzerland or Her Majesty’s Treasury of the United Kingdom.

“Sanctions Clauses” has the meaning assigned to such term in Section 1.10(a).

“SAPA” means the Share and Asset Purchase Agreement, dated as of September 20, 2020, among the Borrower and certain of its Subsidiaries party thereto and AMP Intermediate B.V., a private limited liability company organized under the laws of the Netherlands, and AMP U.S. Holdings, LLC, a Delaware limited liability company, as the same may be amended, modified or supplemented from time to time in any manner not materially adverse, taken as a whole, to the Lenders.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, and (c) the successors and assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Guarantee Agreement, the DIP Order, the U.S. Security Documents and/or the Non-U.S. Security Documents, as the context requires.

“Specified Cash Management Financing Facilities” has the meaning assigned to such term in Section 6.01(a)(xvii).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with the Permitted Receivables Facility which are customary in an accounts receivable financing or factoring transaction.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Swiss Anticipatory Tax” means the Tax imposed based on the Swiss Federal Act on withholding tax of 13 October 1965.

“Swiss Entities” has the meaning assigned to such term in Section 6.18.

“Swiss Loan Party” means a Loan Party or a guarantor of the Obligations which is incorporated in Switzerland or, if different, is considered to be tax resident in Switzerland for Swiss Anticipatory Tax purposes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means, collectively, (a) the Initial Term Loan and (b) the Delayed Draw Term Loan.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Subsidiary in connection with the Transactions.

“Transactions” means, collectively, the transactions contemplated by this Agreement, the other Loan Documents, the Chapter 11 Cases and consummation of any other transactions in connection with the foregoing (including the payment of fees and expenses incurred in connection with any of the foregoing).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Collateral Agreement” means the Collateral Agreement among the U.S. Loan Parties and the Administrative Agent, substantially in the form of Exhibit C or any other collateral agreement reasonably requested (in accordance with the Collateral and Guarantee Requirement) by the Administrative Agent.

“U.S. HoldCo 1” means Garrett Motion Holdings Inc., a Delaware corporation.

“U.S. HoldCo 2” means Garrett ASASCO Inc., a Delaware corporation.

“U.S. HoldCo Lux Share Pledge Agreement” means the pledge agreement to be entered into by U.S. HoldCo 2 in respect of its pledge of the Equity Interests in LuxCo 1 in favor of the Administrative Agent.

“U.S. Loan Party” means, collectively, the Borrower and each other U.S. Subsidiary that guarantees any Obligations or is a party to any U.S. Security Document.

“U.S. Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property owned by a U.S. Loan Party to secure the Obligations. Each U.S. Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Documents” means the U.S. Collateral Agreement, each U.S. Mortgage, the DIP Order, each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered by any U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13.

“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means the unaudited combined balance sheets of the Borrower dated March 31, 2020 and June 30, 2020, and the related unaudited combined statements of comprehensive income and cash flows for the fiscal quarters ended on March 31, 2020 and June 30, 2020.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Upstream or Cross-Stream Secured Obligations” has the meaning assigned to such term in Section 9.20(a).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Variance Testing Period” means, as applicable, the cumulative period of four weeks following the Petition Date and every four week period ending on each calendar week thereafter.

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. Federal withholding Tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein and (iii) notwithstanding any other provision contained herein, all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the Borrower’s financial statements (provided that the only financial statements required to be delivered shall be those filed with the SEC).

SECTION 1.04. [Reserved].

SECTION 1.05. Agreed Guaranty and Security Principles. The determination of any Non-U.S. Loan Party’s Collateral and assets that constitute Collateral and each guaranty and security document delivered or required to be delivered by any Non-U.S. Loan Party under this Agreement or any other Loan Document shall be subject to the Agreed Guaranty and Security Principles.

SECTION 1.06. Romanian Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Loan Party or any Subsidiary which is organized under the laws of Romania, a reference to:

(a) the value of the assets of being less than its liabilities includes, the value of the net assets of that company being under half of its subscribed share capital according to Article 15324 of the Romanian Companies Law No. 31/1990 (as amended) and such circumstances are not remedied within the applicable legal remedy period;

(b) a moratorium includes without limitation a mandat ad-hoc or a concordat preventiv according to the Romanian Law No. 85/2014 on insolvency and insolvency prevention procedures;

(c) unable to pay its debts as they fall due includes without limitation insolventa prezumata or insolventa iminenta according to the Romanian Law No. 85/2014 on insolvency and insolvency prevention procedures and “stare de insolvabilitate” according to Article 1.417 of the Civil Code of Romania;

(d) winding-up, dissolution, administration or reorganisation include, without limitation, lichidare, dizolvare, procedura generala, procedura simplificata, insolventa, reorganizare judiciara, faliment or procedura straina within the meaning of Romanian Law No. 85/2014 on insolvency and insolvency prevention procedures;

(e) liquidator, receiver, administrative receiver, administrator, compulsory manager includes, without limitation, curator, judecator sindic, administrator, administrator special, administrator judiciar executor judecatoresc, lichidator judiciar, mandatar ad-hoc, administrator concordatar, comisia de insolvență, lichidatorul, instanţele judecătoresti and administratorul procedurii; and

(f) good, valid and marketable title to assets refers to that Romanian Loan Party (A) being the sole (unic), absolute (absolut), exclusive (exclusiv), full (deplin), legal (legal) and beneficial owner of the relevant assets and (B) having a complete (complet), actual (actual), valid (valabil) and alienable (alienabil) title to the relevant assets.

SECTION 1.07. Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Loan Party or any Subsidiary which is organized under the laws of Luxembourg, a reference to: (a) a winding-up, administration, court ordered liquidation (liquidation judiciaire), voluntary dissolution or liquidation (dissolution ou liquidation volontaire), conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or dissolution includes bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, receiver and manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur, curateur or any similar officer pursuant to any insolvency or similar proceedings; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilege, sûreté, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a Person being unable to pay its debts includes that person being in a state of cessation de paiements or having lost or meeting the criteria to lose its creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guaranty includes any garantie that is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (g) articles of organization or by-laws includes its articles of association (statuts); and (h) a director or a manager includes an administrateur or a gérant.

SECTION 1.08. Australian Code of Banking Practice. The parties agree that the Australian Banking Code of Practice (published by the Australian Banking Association, as amended, revised or amended and restated from time to time) does not apply to the Loan Documents and the transactions under them.

SECTION 1.09. Change in GAAP. Upon written notice to the Administrative Agent, the Borrower and its Subsidiaries may elect to apply IFRS, in lieu of GAAP, which change shall take effect at the end of such fiscal quarter or year specified by the Borrower and in which case all accounting terms (including financial ratios and other financial calculations for the test period then ended and all subsequent periods) required to be submitted pursuant to this Agreement shall be prepared in conformity with IFRS. As of such effective date, at the request of the Borrower the Administrative Agent shall enter into and is hereby authorized by the Lenders to enter into an amendment to this Agreement which shall provide for and give effect to the change in GAAP.

SECTION 1.10. Restricted Credit Parties.

(a) In relation to each Credit Party that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) and notifies the Administrative Agent and the Borrower to this effect (each a “Restricted Credit Party”), Section 3.08 (Sanctions; Anti-Corruption Laws) and Section 5.11(b) (Use of Proceeds) (collectively, the “Sanctions Clauses”) shall only apply for the benefit of any such Restricted Credit Party to the extent that the Sanctions Clauses do not result in any violation of, conflict with or liability under (i) Council Regulation (EC) 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, (ii) section 7 of the German Foreign Trade Rules (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) and/or (iii) any similar applicable anti-boycott statute.

(b) In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction (each a “Relevant Measure”) relating to any part of the Sanctions Clauses:

(i) the Commitments of a Credit Party that is a Restricted Credit Party; and

(ii) the vote of any other Restricted Credit Party which would be required to vote in accordance with the provisions of this Agreement,

will be excluded for the purpose of determining whether the consent of the Required Lenders to approve such Relevant Measure has been obtained or whether the Relevant Measure by the Required Lenders has been made unless the relevant Restricted Credit Party has (in its sole discretion) notified the Administrative Agent in writing that it does have, in the given circumstances, the benefit of the provision in respect of which the Relevant Measure is sought.

SECTION 1.11. Delaware LLC Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein and in the DIP Order, each Lender agrees to (a) within three Business Days following the entry of the Interim Order and the satisfaction of the conditions to Borrowing set forth in Section 4.01 and 4.02, as applicable, make a term loan to the Borrower in a single Borrowing on the Effective Date in an aggregate principal amount not to exceed such Lender’s Initial Commitment (the “Initial Term Loan”) and (b) within one Business Day following the entry of the Final Order and the satisfaction of the conditions to Borrowing set forth in Section 4.01 and 4.02, as applicable, make an additional delayed draw term loan to the Borrower in a single Borrowing on the Delayed Draw Borrowing Date (the “Delayed Draw Term Loan”) in an aggregate principal amount not to exceed such Lender’s Delayed Draw Commitment. Term Loans may be ABR Loans or Eurocurrency Loans, as further provided herein. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. Once funded, the Initial Term Loan and the Delayed Draw Term Loan shall be a “Loan” and a “Term Loan” for all purposes under this Agreement and the other Loan Documents. Any Commitments not borrowed as the Initial Term Loan or the Delayed Draw Term Loan shall automatically terminate.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Each Borrowing shall be denominated in dollars and shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of two Eurocurrency Borrowings in the aggregate at any time outstanding.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days (or in the case of the initial Borrowing, one Business Day) before the date of the proposed Borrowing (or such later time as the Administrative Agent may agree), or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic transmission to the Administrative Agent of a written Borrowing Request signed by a Financial Officer of the Borrower substantially in the form of Exhibit L. Each such Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.01 and 2.02):

(i) the aggregate amount of such Borrowing;

(ii) the requested date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a); and

(vi) that as of such date Sections 4.02(a), 4.02(b) and 4.02(c) are satisfied.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Any requested Eurocurrency Borrowing shall have an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. [Reserved].

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower and designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Financial Officer of the Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination of Commitments. The Initial Commitments shall terminate in their entirety on the Effective Date (after giving effect to the making of the Initial Term Loan on such date). The Delayed Draw Commitments shall terminate in their entirety on the Delayed Draw Borrowing Date (after giving effect to the making of the Delayed Draw Term Loan on such date). To the extent not terminated earlier, each Lender’s Delayed Draw Commitment shall terminate immediately and without further action on the date that is one Business Day following the entry of the Final Order (if the Delayed Draw Term Borrowing has not occurred on such date).

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay on the Maturity Date to the Administrative Agent for the account of each Lender the then outstanding Term Loans.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of Loans made to the Borrower, interest and fees due or accrued; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section 2.09, the accounts maintained by the Administrative Agent maintained pursuant to paragraph (c) of this Section 2.09 shall control.

(c) The Administrative Agent shall, in connection with maintenance of the Register in accordance with Section 9.04(b)(iv) maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal, premium, interest or fees due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. [Reserved].

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty~~(except as set forth in clause (f) of this Section 2.11)~~, subject to Section 2.16.

(b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Borrower shall, within three Business Days after such Net Proceeds are received, prepay the Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds; provided that, with the prior written consent of the Required Lenders, the Borrower may instead utilize the Net Proceeds of such Prepayment Event in accordance with the Approved Budget.

(c) Notwithstanding any other provisions of Section 2.11(b), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by a Subsidiary of the Borrower giving rise to a prepayment pursuant to Section 2.11(b) (a “Foreign Prepayment Event”) are prohibited or delayed by applicable local law from being repatriated to the Borrower, the portion of such Net Proceeds so affected will not be required to be taken into account in determining the amount to be applied to repay the Term Loans at the times provided in Section 2.11(b), and such amounts may be retained by such Subsidiary, and once the Borrower in consultation with the Required Lenders has determined in good faith that such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, then the amount of such Net Proceeds will be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(b), (B) to the extent that and for so long as the Borrower in consultation with the Required Lenders has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event would have a material adverse tax or cost consequence with respect to such Net Proceeds, the amount of Net Proceeds so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(b), and such amounts may be retained by such Subsidiary; provided that when the Borrower in consultation with the Required Lenders determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event would no longer have a material adverse tax consequence with respect to such Net Proceeds, such Net Proceeds shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(b) and (C) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event would give rise to a risk of liability for the directors of such Subsidiary, the Net Proceeds so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(b) and such amounts may be retained by such Subsidiary.

(d) Prior to any optional prepayment of Borrowings under this Section, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to clause (e) of this Section. All mandatory and optional prepayments of Borrowings shall be applied first, to pay accrued and unpaid fees and expenses of the Administrative Agent in its capacity as such and fees and expenses of the Ad Hoc Group Advisors, to the extent such fees and expenses constitute Adequate Protection Payments, second, to pay accrued and unpaid interest on, and other expenses in respect of, the Obligations to the extent then due and payable; and third, to repay any principal amounts of the Loans outstanding at the time of such prepayment.

(e) The Borrower shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of a prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of a prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, except as necessary to apply fully the required amount of a mandatory prepayment or to prepay the Loans in full. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

~~(f) In the event that prior to the Maturity Date (including any extension thereof pursuant toSection 2.22) the Borrower (i) prepays any loans either (A) optionally (except as a result of the consummation of the Restructuring Transactions contemplated by the RSA, a 363 sale or another restructuring transaction, in each case, approved by the Required Lenders (such approval not to be unreasonably withheld) and by the Bankruptcy Court) or (B) as a result of the occurrence of the “Prepayment Event” set forth in clause (c) of the definition thereof, refinances, substitutes or replaces any Loans or (ii) effects any amendment or other modification of the Loan Documents, in the case of this clause (ii) resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Loans so prepaid, refinanced, substituted or replaced and (y) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the applicable Loans subject to such Repricing Transaction and outstanding immediately prior to such amendment or modification. Such amounts shall be due and payable, in the case of clause (i), on the date of the effectiveness of such prepayment, refinancing, substitution or replacement and in the case of clause (ii), the date of the effectiveness of such Repricing Transaction.~~

SECTION 2.12. Fees.

(a) The Borrower agrees to pay the fees set forth in the Fee Letter, in the amounts and at the times specified therein or as otherwise agreed upon by the Borrower and the Administrative Agent in writing.

(b) The Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders (i) on the Effective Date, an upfront fee equal to 2.00% of the aggregate amount of the Initial Commitments on the Effective Date and (ii) on the Delayed Draw Borrowing Date, an upfront fee equal to 2.00% of the aggregate amount of the Delayed Draw Commitments on the Delayed Draw Borrowing Date, in each case, which fees shall take the form of original issue discount.

(c) The Borrower shall pay to each Lender a financing fee equal to 1.00% of the aggregate amount of such Lender’s Commitment on the Effective Date, which fee shall be payable in full in cash on the Effective Date; provided, for the avoidance of doubt, that such financing fee may be net funded out of the Initial Term Loan to account therefor.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and be continuing, all outstanding amounts under this Agreement shall bear interest, on and from such date, at a rate per annum equal to (i) in the case of principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) If Swiss Anticipatory Tax in respect of any interest payable will be due under this Agreement and should Section 2.17 be unenforceable for any reason, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Section 2.13 in the absence of this paragraph (e)) divided by (ii) 1 minus the rate at which the Swiss Anticipatory Tax is required to be made (where the rate at which the relevant Swiss Anticipatory Tax is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and (A) that the Swiss Loan Party shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Section 2.13 and (B) all references to a rate of interest in Section 2.13 shall be construed accordingly. The Swiss Loan Party will provide to each Lender those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax in order for each Lender to prepare a claim for refund of Swiss withholding tax.

SECTION 2.14. Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, the, as the case may be, for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that Adjusted LIBO Rate, and the LIBO Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, facsimile or other electronic imaging as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to a Eurocurrency Borrowing shall be ineffective and (ii) any Borrowing Request for an affected Eurodollar Borrowing shall be deemed a request for an ABR Borrowing.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to a Eurocurrency Borrowing shall be ineffective, or (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or such other Recipient, the applicable Borrower will pay to such Lender or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, from time to time upon the request of such Lender, the Borrower will pay to such Lender, as applicable, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section 2.15 if (i) it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements and (ii) such increased cost or reduction is due to market disruption, unless such circumstances generally affect the banking market and when the Required Lenders have made such a request.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19(b) or 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of profit). In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and the reasons therefor, and showing the calculation thereof, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes.

SECTION 2.17. Taxes. (a) Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then an additional amount shall be payable by the applicable Loan Party as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed copies of IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c)(3)(B) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9 and/or another certification document from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds.

(i) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ii) Each Lender undertakes to collaborate with the Swiss Loan Party and use its reasonable commercial efforts to timely file a claim for refund of any Swiss withholding tax, at no cost to the Lender; provided that a Lender shall not be required to take any action under this Section 2.17(g)(ii) that it determines in its reasonable discretion would be disadvantageous to its interests. In the event Swiss withholding tax is refunded to the Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of costs, such amount to the applicable Swiss Loan Party, provided that in no event will a Lender be required to pay any amount to a Swiss Loan Party pursuant to this paragraph the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Swiss withholding tax had not been deducted, withheld or otherwise imposed.

(h) For purposes of this Section 2.17, the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs; Allocation of Payments. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall, except as otherwise expressly provided herein, be made in the U.S. Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Eligible Assignee, to the Borrower or any Subsidiary or other Affiliate thereof in a transaction that complies with the terms of Section 9.04(e) or (f), as applicable. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a) or (b), 2.17(e), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f) Pre-Default Allocation of Payments. At all times when Section 2.18(g) does not apply and except as otherwise expressly provided herein, monies to be applied to the Obligations and the Pre-Petition Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff, or otherwise, shall be allocated as follows (subject, in all respects, to the Carve-Out, orders of the Bankruptcy Court and the RSA):

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including fees and expenses of counsel to the Administrative Agent payable under Section 9.03 and amounts payable under Section 2.15, 2.16 or 2.17) payable to the Administrative Agent in its capacity as such, until paid in full;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and expenses of the Ad Hoc Group Advisors payable under Section 9.03 and amounts payable under Section 2.15, 2.16 or 2.17), ratably among them in proportion to the amounts described in this clause (ii) payable to them, until paid in full;

(iii) Third, to pay interest and principal due in respect of all Loans, until paid in full;

(iv) Fourth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

(v) Fifth, ratably to pay any Obligations that are due and payable to Defaulting Lenders, until paid in full;

(vi) Sixth, to the payment of the Pre-Petition Obligations in accordance with the Pre-Petition Credit Agreement; and

(vii) Last, the balance, if any, to the Borrower or as otherwise required by Requirement of Law.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.

(g) Post-Default Allocation of Payments. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of an Event of Default, the Required Lenders may elect, in lieu of the allocation of payments set forth in Section 2.18(f), that monies to be applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall, to the extent elected by the Required Lenders (in writing to the Administrative Agent), be allocated as follows (subject, in all respects, to the Carve-Out, orders of the Bankruptcy Court and the RSA):

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including fees and expenses of counsel to the Administrative Agent payable under Section 9.03 and amounts payable under Section 2.15, 2.16 or 2.17) payable to the Administrative Agent in its capacity as such, until paid in full;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and expenses of the Ad Hoc Group Advisors payable under Section 9.03 and amounts payable under Section 2.15, 2.16 or 2.17), ratably among them in proportion to the amounts described in this clause (ii) payable to them, until paid in full;

(iii) Third, to pay interest and principal due in respect of all Loans, until paid in full;

(iv) Fourth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

(v) Fifth, ratably to pay any Obligations that are that are due and payable to Defaulting Lenders, until paid in full;

(vi) Sixth, to pay any other Obligations until paid in full;

(vii) Seventh, to the payment of the Pre-Petition Obligations in accordance with the Pre-Petition First Lien Credit Agreement; and

(viii) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Requirement of Law.

Amounts shall be applied to each category of Obligations set forth above until payment in full thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in this Section 2.18(g) are solely to determine the rights and priorities of the Administrative Agent and Lenders as among themselves, may be changed by agreement among the Administrative Agent and all of the Lenders without the consent of any Loan Party (provided that any such changes shall be subject, in all respects, to the Carve-Out, orders of the Bankruptcy Court and the RSA) and are subject to Section 2.20 (regarding Defaulting Lenders). Appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 2.18(g). Except for the parenthetical in the second sentence of this paragraph, this Section 2.18(g) is not for the benefit of or enforceable by any Loan Party.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with its internal policies or otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable and documented assignment fees in connection with any such designation or assignment and delegation.

(b) If (i) any Lender has requested compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) [reserved], (iv) [reserved], (v) [reserved] or (vi) [reserved], then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder~~(including, if applicable, the prepayment fee pursuant toSection 2.11(f)(with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section))~~ from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments and (E) such assignment and delegation does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the Commitment and Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders adversely affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

SECTION 2.21. [Reserved].

SECTION 2.22. Extension of Maturity Date. The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 10 Business Days prior to the then-existing Maturity Date (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section by up to three separate one-month extensions (each, a “Maturity Date Extension”) and the Existing Maturity Date shall be so extended; provided that (i) at the time of each Maturity Date Extension the Borrower shall have paid to the Administrative Agent on the account of each Lender an extension fee equal to 0.50% of the outstanding principal amount of Loans held by such Lenders on the Existing Maturity Date, (ii) no Default or Event of Default shall have occurred and be continuing as of the Existing Maturity Date, and (iii) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the Existing Maturity Date and after the giving effect to the Maturity Date Extension except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

ARTICLE III

Representations and Warranties

The Borrower (with respect to itself and, where applicable, its Subsidiaries) represents and warrants to the Administrative Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and the Subsidiaries (a) is duly organized or incorporated, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) subject to the entry of the DIP Order, has the corporate or other organizational power and authority to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and each other Loan Document and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept exists in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Due Execution and Delivery; Enforceability. Subject to the entry of the DIP Order, this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. Subject to the entry of the DIP Order, the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (a) as of the date such Loan Document is executed, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except (i) filings necessary to perfect Liens created under the Loan Documents or (ii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to the Borrower or any Subsidiary and (c) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created under the Loan Documents or permitted by Section 6.02.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Audited Financial Statements and the Unaudited Financial Statements present fairly, in all material respects, the financial position of the Borrower and the Subsidiaries on a combined consolidated basis as of such dates and their results of operations and cash flows for the period covered thereby, and were prepared in accordance with GAAP consistently applied throughout the period covered thereby except as otherwise expressly noted therein, subject to normal year-end audit adjustments and, in the case of the Unaudited Financial Statements, the absence of footnotes. (i) On and as of the Effective Date, the Initial Approved Budget, copies of which have heretofore been furnished to the Administrative Agent and the Lenders and (ii) following the Effective Date, each DIP Budget delivered pursuant to Section 5.16, in each case, reasonably presents, in all material respects, a good faith estimate and assumptions of the Borrower and its Subsidiaries as of such date; it being understood that no assurance can be given that any particular projections will be realized, actual results may vary from such forecasts and that such variations may be material.

(b) Since the Petition Date, no event, change or condition has occurred that has had or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05. Properties. (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold (or license or similar) interests in or other limited property interests in, all its real and personal property necessary for the conduct of its business (including the Mortgaged Properties), (i) free and clear of Liens, other than Liens expressly permitted by Section 6.02 and (ii) except for minor defects in title or interest that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) To the knowledge of the Borrower or any Subsidiary, (i) each of the Borrower and the Subsidiaries owns, or has a valid and enforceable right to use, any and all trademarks, service marks, trade names, domain names, copyrights, rights in software, patents, patents rights, trade secrets, database rights, design rights and any and all other intellectual property or similar proprietary rights throughout the world and all registrations and applications for registrations therefor (collectively, “IP Rights”) that is used in or necessary for its business as currently conducted, and (ii) the use thereof by the Borrower and each Subsidiary does not infringe upon, misappropriate or otherwise violate the rights of any other Person, except, in each case of (i) and (ii), for any such failures to own or have rights to use, or any such infringements, misappropriations or other violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any IP Rights owned or used by the Borrower or any Subsidiary is pending or, to the knowledge of the Borrower or any Subsidiary, threatened against the Borrower or any Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) Except for the Chapter 11 Cases, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or, to the knowledge of the Borrower or any Subsidiary, there is a reasonable basis for any such Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) is reasonably expected to incur any Environmental Liability with respect to any Release on any real property now or previously owned, leased or operated by it.

SECTION 3.07. Compliance with Laws. Each of the Borrower and the Subsidiaries is in compliance with all Requirements of Law, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Sanctions; Anti-Corruption Laws. The Borrower has implemented and maintained in effect policies and procedures designed to promote compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, the Subsidiaries and their respective officers and employees (when acting in their role as officers and employees) and to the knowledge of the Borrower, the respective directors of the Borrower (when acting in their role as directors), are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of the Borrower, any Subsidiary or any of their respective directors, officers or employees is a Sanctioned Person. This Section 3.08 is subject to Section 1.10.

SECTION 3.09. Investment Company Status. None of the Borrower or any other Loan Party is required to register as an “investment company” under the Investment Company Act.

SECTION 3.10. Federal Reserve Regulations. None of the Borrower or any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that violates the provisions of Regulations U or X of the Board of Governors.

SECTION 3.11. Taxes. Except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and each Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and where the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP.

SECTION 3.12. ERISA. (a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, (ii) with respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) with respect to each Foreign Pension Plan, any underfunding has been reflected in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with GAAP.

SECTION 3.13. Disclosure. As of the Effective Date, none of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Subsidiary to the Lead Arranger, the Administrative Agent or any Lender on or before the Effective Date in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood and agreed that (i) such projected financial information is merely a prediction as to future events and are not to be viewed as facts, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or any of the Subsidiaries and (iii) no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).

SECTION 3.14. Subsidiaries. As of the Effective Date, Schedule 3.14 sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date.

SECTION 3.15. [Reserved].

SECTION 3.16. [Reserved].

SECTION 3.17. Collateral Matters. (a) Subject to the Agreed Guaranty and Security Principles, the entry of the DIP Order and the completion of the actions set forth on Schedules 1.03 and 5.15, the Administrative Agent (for the benefit of the Secured Parties) will have, upon entry of the Interim Order and the completion of the actions set forth on Schedules 1.03 and 5.15, a valid, enforceable and unavoidable Lien on all of the Loan Parties’ right, title and interest in and to the Collateral described therein and the Collateral described in the Loan Documents (including the DIP Order) and the proceeds thereof, and subject to the Agreed Guaranty and Security Principles, entry of the DIP Order and the completion of the actions set forth on Schedules 1.03 and 5.15, the Administrative Agent (for the benefit of the Secured Parties) will have, upon entry of the Interim Order and the completion of the actions set forth on Schedules 1.03 and 5.15, a valid, enforceable, unavoidable and perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case having the priority set forth in the applicable Security Document, but subject to the Liens permitted under Section 6.02 that have priority under applicable Requirements of Law or except as expressly provided in the Loan Documents or the DIP Order (including the Carve-Out).

(b) Subject to the entry of the DIP Order and the completion of the actions set forth on Schedules 1.03 and 5.15, each Mortgage upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, and when the Mortgages have been filed in the jurisdictions specified therein and the other actions specified on Schedules 1.03 and 5.15 have been taken with respect thereto, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, having the priority set forth therein, but subject to the Liens permitted under Section 6.02 that have priority under applicable Requirements of Law or except as expressly provided in the Loan Documents or the DIP Order (including the Carve-Out) .

SECTION 3.18.

SECTION 3.19. Centre of Main Interest. (i) Each of LuxCo 1, LuxCo 2 and LuxCo 3 has its Centre of Main Interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation (or, with the consent of the Administrative Agent, England and Wales or Ireland) and (ii) each other Subsidiary that is a Loan Party and is organized or incorporated in the European Union, in each case has its Centre of Main Interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation or England and Wales, Ireland or Luxembourg.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make the Initial Term Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and the other Effective Date Loan Documents signed on behalf of each party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement and each other Effective Date Loan Document) that each party has signed a counterpart of this Agreement and each other Effective Date Loan Document.

(b) Except as provided by Section 5.15 herein, on Schedule 1.03 hereto or the Agreed Guaranty and Security Principles, the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of each local counsel for the Loan Parties (or the Administrative Agent, as applicable) listed on Part B of Schedule 1.03, in each case, dated as of the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Except as provided by Section 5.15 herein, on Schedule 1.03 hereto or the Agreed Guaranty and Security Principles, the Administrative Agent shall have received a copy of (i) each organizational or constitutional document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or as of the Effective Date by a director or an authorized representative of such Loan Party (where customary in any applicable jurisdiction), which shall, for the avoidance of doubt, include in the case of a Swiss Loan Party a copy of (x) up-to-date and certified articles of association (Statuten), (y) an up-to-date and certified excerpt of the competent commercial register and (z) the register of beneficial owners (Verzeichnis der wirtschaftlich Berechtigten) relating to such Swiss Loan Party; (ii) signature and incumbency certificates of the responsible officers or authorized signatories of each Loan Party executing the Loan Documents to which it is a party including, for the avoidance of doubt in relation to a Loan Party incorporated in Luxembourg, extracts (extraits) of the Luxembourg trade and companies register (R.C.S. Luxembourg), (iii) copies of resolutions of the board of directors or managers, shareholders, partners, and/or similar governing bodies of each Loan Party (or in relation to a Loan Party incorporated in Australia, extracts of resolutions), as applicable, approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary or a responsible officer of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept, or an analogous concept, exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation including, for the avoidance of doubt, (i) in relation to a Loan Party incorporated in Luxembourg, certificates of absence of a judicial decision (certificats de non-inscription d’une decision judiciaire) delivered by the Luxembourg Trade and Companies Register, and (ii) in relation to a Loan Party incorporated in Ireland, a letter of status issued by the Irish Companies Registration Office dated no earlier than 15 days prior to the proposed date of delivery of a joinder to the Guarantee Agreement by any Loan Party incorporated in Ireland.

(d) The Administrative Agent shall have received a certificate, dated as of the Effective Date and signed by a Financial Officer or the President or a Vice President of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (h) of Section 4.02.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date (or such shorter period agreed by the Borrower in its sole discretion), reimbursement or payment of all reasonable, documented and invoiced out-of-pocket expenses (including fees, charges and disbursements of counsel and the Ad Hoc Group Advisors) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by the Lead Arranger, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand; provided that such amounts may be offset against the proceeds of the Term Loans.

(f) The Administrative Agent shall have received the Audited Financial Statements and the Unaudited Financial Statements referred to in Section 3.04(a).

(g) Not later than fifteen Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order, in form and substance reasonably satisfactory to the Required Lenders, authorizing and approving the DIP Term Loan Facility and the transactions contemplated hereby, including the Adequate Protection Payments, and such Interim Order shall not have been stayed, revoked or modified.

(h) (i) The Administrative Agent shall have received, at least three Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been requested at least ten days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and a Lender has requested in a written notice to the Borrower at least 10 days prior to the Effective Date a Beneficial Ownership Certification in relation to the Borrower, such Lender shall have received such Beneficial Ownership Certification with respect to the Borrower at least three business days prior to the Effective Date (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (h) shall be deemed to be satisfied).

(i) Except as provided by Section 5.15 herein, Schedule 1.03 hereto or the Agreed Guaranty and Security Principles, the Collateral and Guarantee Requirement shall have been satisfied to the extent applicable to each Loan Party organized in the United States, Luxembourg, Switzerland, Japan, Mexico, Romania, Slovakia and the United Kingdom (solely as to the pledge of equity in any Loan Party domiciled in Switzerland or Japan) and the Administrative Agent, on behalf of the Secured Parties, shall have a perfected security interest in the Collateral of the type and priority described in the DIP Order and/or each Security Document (except as otherwise set forth in the Collateral and Guarantee Requirement, the Agreed Guaranty and Security Principles or Section 5.15 or Schedule 1.03).

(j) [Reserved].

(k) The Borrower shall have delivered to the Administrative Agent the Initial DIP Budget in form and substance reasonably acceptable to the Required Lenders which shall set forth, on a weekly basis, among other things, customer collections and other receipts, operating and other disbursements, professional fees, net cash flows, liquidity and restructuring related amounts and otherwise contain such details and assumptions as shall be reasonably satisfactory to the Required Lenders.

(l) The Debtors shall have delivered to the Administrative Agent projections covering the period of nine months from the Effective Date in form and substance reasonably satisfactory to the Required Lenders.

(m) The Debtors shall have retained restructuring advisors acceptable to the Required Lenders (it being understood and agreed that Perella Weinberg Partners are acceptable to the Required Lenders).

(n) Since December 31, 2019, there shall not exist any action, suit, investigation, litigation or proceeding pending (other than the Chapter 11 Cases) or threatened in any court or before any arbitrator or governmental authority that, in the reasonable opinion of the Administrative Agent (acting at the direction of the Required Lenders), affects any of the transactions contemplated hereby in any material respect, or that has or would be reasonably likely to have a Material Adverse Effect.

(o) The aggregate principal amount of revolving loans under the Pre-Petition Credit Agreement shall not exceed the amount outstanding as of September 2, 2020.

(p) The Debtors and Pre-Petition Lenders holding no less than 50.1% of the outstanding principal amount of loans and/or revolver exposure outstanding under the Pre-Petition Credit Agreement (such Pre-Petition Lenders represented by the Ad Hoc Group Advisors and party to the RSA, collectively, the “Ad Hoc Group”) shall have entered into the RSA on terms satisfactory to the Required Lenders and the RSA shall be in full force and effect and no default by the Borrower or any Guarantor under the RSA and no RSA Lender Termination Event or RSA Company Termination Event shall have occurred and be continuing.

(q) Pre-Petition Lenders holding not less than 50.1% of the outstanding principal amount of loans and/or revolver exposure under the Pre-Petition Credit Agreement shall have consented to the DIP Term Loan Facility including the priming Liens contemplated by the Loan Documents except as otherwise set forth in the Agreed Guaranty and Security Principles or Section 5.15 or Schedule 1.03.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 11:59 p.m., New York City time, on the Effective Date.

SECTION 4.02. Effective Date and Delayed Draw Borrowing Date. On and after the Effective Date, the obligations of the Lenders to make the Initial Term Loan and the Delayed Draw Term Loan, are subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing no Default or Event of Default shall have occurred and be continuing.

(c) The Borrower shall have delivered to the Administrative Agent a request for Borrowing that complies with the requirements set forth in Section 2.03.

(d) The Borrowing shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

(e) With respect to the Delayed Draw Term Loan, the Final Order shall have been entered by the Bankruptcy Court and such Final Order shall be reasonably satisfactory to the Required Lenders.

(f) The Interim Order (and in the case of the Delayed Draw Term Loan, the Final Order) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any manner adverse to the Lenders without the consent of the Required Lenders.

(g) The Loan Parties shall be in compliance with the Approved Budget in all respects and the proceeds of the Loans shall be used as set forth in the Approved Budget (in each case, subject to the Permitted Variance).

(h) There shall not have been a default under the RSA in any way with respect to (x) the seeking, solicitation, implementation or support of any Alternative Restructuring (as defined in the RSA) by any of the Debtors, (y) the failure by any of the Debtors to use commercially reasonable efforts to pursue the Restructuring (as defined in the RSA), or (z) the taking of any action (or the encouraging of any other person or entity) to object to, delay, impede or interfere with acceptance, implementation or consummation of an Acceptable Plan (as defined in the RSA) by any of the Debtors.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 4.02.

ARTICLE V

Affirmative Covenants

From and including the Effective Date and until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document shall have been paid in full, the Borrower covenants and agrees (except with respect to Section 5.08, in which case the Borrower covenants and agrees to cause each Swiss Entity (as defined below)) with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. In the case of the Borrower, the Borrower will furnish to the Administrative Agent, which shall furnish to each Lender, the following:

(a) within 90 days after the end of each fiscal year of the Borrower (or such later date as Form 10-K of the Borrower is required to be filed with the SEC taking into account any extension granted by the SEC, provided that the Borrower gives the Administrative Agent notice of any such extension), its audited consolidated balance sheet and audited consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted auditing standards and reported on by an independent public accountants of recognized national standing (which is unqualified except with respect to any “going concern” or like qualification, exception or matter of emphasis) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Borrower and its consolidated Subsidiaries;

(b) within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower (or such later date as Form 10-Q of the Borrower is required to be filed with the SEC taking into account any extension granted by the SEC, provided that the Borrower gives the Administrative Agent notice of any such extension), its unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Borrower and its consolidated Subsidiaries;

(c) within 30 days after the end of each fiscal month, its unaudited consolidated summary balance sheet and unaudited consolidated summary statements of operations and cash flows as of the end of and for such fiscal month, setting forth in each case in comparative form the figures for the corresponding period (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flow of the Borrower and its consolidated Subsidiaries;

(d) concurrently with each delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) in the case of the delivery of financial statements under clause (a) above, stating whether the amounts directly or indirectly on-lent by the Borrower (or any of its direct or indirect Subsidiaries (other than the Swiss Entities)) to the Swiss Entities exceed the IFRS Equity Amount, and (iii) certifying that the representation in Section 3.19(i) is true and correct in all material respects with respect to each Lux Intermediate Holdco.

(e) [Reserved];

(f) promptly after the same becomes publicly available, copies of all material periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to the holders of its Equity Interests generally, as applicable; and

(g) promptly following any request therefor, but subject to the limitations set forth in the proviso to the last sentence of Section 5.09 and Section 9.12, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request; provided that none of the Borrower or any Subsidiary will be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any Subsidiary or any of their respective customers and suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by the Borrower or any Subsidiary (not created in contemplation thereof); provided, further, that if any information is withheld pursuant to clause (i), (ii), or (iii) above, the Borrower or any Subsidiary shall promptly notify the Administrative Agent of such withholding of information and the basis therefor.

Information required to be furnished pursuant to clause (a), (b), (c), (f) or (g) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent, which shall furnish to each Lender, prompt written notice of the following:

(a) the occurrence of any Default;

(b) to the extent permitted by the Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any Subsidiary, affecting the Borrower or any Subsidiary, that in each case would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any Environmental Liability or ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; and

(d) at least three days (provided that if delivery of such documents, motions, orders, or applications at least three days in advance is not reasonably practicable prior to filing, such period for delivery may be shortened upon the written consent of the Administrative Agent (acting at the direction of the Required Lenders) (not to be unreasonably withheld)) prior to the date when the Borrower intends to file any documents implementing and achieving the Restructuring Transactions and the transactions contemplated by the Loan Documents, as applicable, including any substantive “second day” motions, the Chapter 11 Plan and any supplement thereto, the Chapter 11 Plan Disclosure Statement, any proposed order of the Bankruptcy Court approving the Chapter 11 Plan, any proposed order of the Bankruptcy Court approving the Chapter 11 Plan Disclosure Statement and the related solicitation materials, any monthly reporting provided to the Bankruptcy Court or the U.S. Trustee, and any proposed Interim Order and Final Order; provided that any pleadings or motions and orders related to the DIP Term Loan Facility or use of proceeds of the Term Loans must be acceptable to the Required Lenders.

Each notice delivered under this Section (except for notices pursuant to clause (d)) shall be accompanied by a written statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational or constitutional documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification/registration number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement (or the equivalent thereof in each applicable jurisdiction), the Federal Taxpayer Identification Number of such Loan Party.

SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to maintain, preserve, protect, enforce, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and IP Rights in each case to the extent necessary for the conduct of its business; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (ii) the Borrower and each Subsidiary from allowing registered or applied-for IP Rights to lapse, expire, become abandoned or otherwise terminate in the ordinary course of business or where, in its reasonable business judgment, the lapse, expiration, abandonment or termination would not materially interfere with the business of the Borrower or any Subsidiary, as applicable.

SECTION 5.05. Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, in accordance with the Bankruptcy Code and subject to any order of the Bankruptcy Court, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Except if failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property necessary for the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted.

SECTION 5.07. Insurance. The Borrower will, and will cause each of its Subsidiaries to, subject to the Agreed Guaranty and Security Principles in the case of Non-U.S. Loan Parties, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are consistent with the past practices of the Loan Parties or otherwise as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrower shall take commercially reasonable efforts to cause the main property and liability policies maintained by or on behalf of the Borrower to name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and to provide an endorsement demonstrating the same, and to contain a lender loss payable clause and accompanying endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender loss payable thereunder. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to fall under special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. The Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained; provided that no Loan Party shall be required to deliver original copies of any insurance policies.

SECTION 5.08. Swiss Tax. (a) To the extent any Loan Party organized under the laws of Switzerland would otherwise be required under the terms of the Loan Documents to grant a Lien over any real estate (including building rights (Baurechte)) acquired (but not leased or licensed) by it in favor of the Secured Parties, such Loan Party organized under the laws of Switzerland shall, prior to granting such Lien, obtain a ruling from the Cantonal tax administration in which the real estate is located confirming that interest payments in respect of the Loans are not subject to withholding tax within the meaning of Art. 94 Swiss Direct Tax Law (DBG) respectively Art. 35(1)(e) Swiss Tax Harmonization Law (StHG), irrespective whether the Lenders are resident in a country with which Switzerland has a double taxation agreement under which residents of that country can benefit from a full exemption from Swiss taxation on interest, in form and substance satisfactory to the Administrative Agent.

(b) To the extent possible pursuant to applicable law, any Loan Party organized under the laws of Switzerland shall conduct its business in a manner such that it would not be reasonably likely to result in the imposition of any withholding tax liability in respect of any payment to a Secured Party under a Loan Document.

SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular office hours but no more often than one (1) time during any calendar year absent the existence of an Event of Default; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.09; provided, further that none of the Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirement of Law or any binding agreement (not created in contemplation thereof) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.10. Compliance with Laws. The Borrower will, and will take reasonable action to cause each of its Subsidiaries to, comply with all Requirements of Law (including ERISA, Environmental Laws and the USA PATRIOT Act) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds. (a) The proceeds of the Term Loans will be used solely to (a) pay certain costs, premiums, fees and expenses related to the Chapter 11 Cases, (b) with respect to the Initial Borrowing, make payments pursuant to any orders entered by the Bankruptcy Court pursuant to any “first day” motions permitting the payment by the Debtors of any prepetition amounts then due and owing (the “First Day Orders”); provided, that the form and substance of such First Day Orders shall be reasonably acceptable to the Required Lenders, (c) make Adequate Protection Payments, and (d) fund working capital needs of the Debtors and their subsidiaries to the extent permitted by the Approved Budget; provided, further, that, in each case (i) such payments shall be made in accordance with the Approved Budget and (ii) no proceeds of the Term Loans will be utilized, directly or indirectly, to prepay, redeem or otherwise discharge any prepetition Indebtedness of the Borrower or any of its subsidiaries or affiliates except as permitted by clause (b) above, and, in each such case, the use of proceeds of the Term Loans shall be subject to additional limitations set forth in the DIP Order.

(b) The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, and employees shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws by the Borrower or any of their respective Subsidiaries; (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section 5.11(b) is subject to Section 1.10.

SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary (other than any Excluded Subsidiary) is formed or acquired after the Effective Date, the Borrower will, as promptly as practicable and, in any event, within 90 days (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing (including electronic mail)) after such Subsidiary is formed or acquired, notify the Administrative Agent thereof and, to the extent applicable and, if such Subsidiary is a subsidiary organized outside the United States, subject to the Agreed Guaranty and Security Principles, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party and such other documents, opinions, certificates consistent with those delivered pursuant to Sections 4.01(b) and (c) that the Administrative Agent may reasonably request with respect to such Subsidiary. The net proceeds from the Term Loans drawn will be applied by the Borrower outside Switzerland unless use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the Term Loans becoming subject to withholding or deduction for Swiss Anticipatory Tax as a consequence of such use of proceeds in Switzerland.

SECTION 5.13. Further Assurances. (a) The Borrower will, and will cause each of its Subsidiaries that is a Loan Party to (with respect to the Non-U.S. Loan Parties, to the extent provided for in the Agreed Guaranty and Security Principles), execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and any foreign equivalents of the foregoing, and the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied and are necessary in the applicable jurisdiction in order for Liens in the Collateral to remain perfected, all at the expense of the Loan Parties.

(b) If any material assets (other than Excluded Property) or any IP Rights (other than Excluded Property) are acquired by a Loan Party after the Effective Date (other than assets constituting Collateral (x) under the applicable Security Document that become subject to the Lien created by such Security Document or (y) that become subject to a Lien pursuant to the terms of the DIP Order, in each case, upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will (with respect to the Non-U.S. Loan Parties, to the extent provided for in the Agreed Guaranty and Security Principles) cause such assets to be subjected to a Lien securing the Obligations and will, subject to the Collateral and Guarantee Requirement, take, and cause the Loan Parties to take, such actions as shall be necessary to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

SECTION 5.14. Credit Ratings. The Borrower will use commercially reasonable efforts to cause the credit facilities made available under this Agreement to be rated by S&P and Moody’s (but not any particular rating) no later than 15 calendar days after the entry of the Interim Order (or such later date as may be reasonably agreed by the Required Lenders). The Borrower will use commercially reasonable efforts to maintain a corporate or corporate family, as applicable rating (but not any particular rating) from Moody’s and S&P, in each case, in respect of the Borrower.

SECTION 5.15. Post-Effective Date Matters. As promptly as practicable, and in any event within the time periods specified in Schedule 5.15 (or such longer periods as the Administrative Agent may agree to in its reasonable discretion in writing), and in respect of Non-U.S. Loan Parties, subject to the Agreed Guaranty and Security Principles, after the Effective Date, the Borrower shall deliver, or cause to be delivered, the items specified in Schedule 5.15 hereof or complete such undertakings described on Schedule 5.15 hereof (unless waived pursuant to Section 9.02).

SECTION 5.16. Budget and Variances.

(a) The Approved Budget shall set forth, on a weekly basis, among other things, Budgeted Disbursements (excluding professional fees and expenses, Adequate Protection Payments, debt service costs and settlement and other costs associated with hedging and derivative instruments paid by the Debtors in the applicable period) for the 13-week period commencing with the first week ended after the Petition Date. Beginning on the third Thursday following the Petition Date and on each four week anniversary thereof, the Debtors shall deliver to the Administrative Agent for the distribution to the Lenders an updated 13-week cash flow projection and a proposed updated budget substantially in the form of the Initial DIP Budget or in such other form as the Required Lenders may agree in their reasonable discretion (the “Proposed Budget”). To the extent such Proposed Budget is approved by the Required Lenders in their reasonable discretion, such Proposed Budget shall thereafter be the “Approved Budget” for such period contained therein and for all purposes hereunder. No such Proposed Budget shall become an Approved Budget until so approved; provided that the Required Lenders shall be deemed to have approved such Proposed Budget if they have not objected thereto within five Business Days after delivery thereof. In the event that any Proposed Budget is not so approved, the last Approved Budget without giving effect to any update, modification or supplement shall apply to the projection period. Each Approved Budget shall be accompanied by supporting documentation as reasonably requested by the Administrative Agent and the Required Lenders (which documentation shall be consistent with the documentation provided in connection with the Initial DIP Budget or otherwise as reasonably requested by such parties) and prepared in good faith based upon assumptions believed by the Borrower to be reasonable when made.

(b) For each Variance Testing Period, the Borrower shall not permit the Actual Disbursements to exceed the Budgeted Disbursements (each calculated on a cumulative basis), in each case, for such Variance Testing Period, by more than the Permitted Variance.

(c) The Borrower shall deliver to the Administrative Agent for the distribution to the Lenders on or before 12:00 p.m., New York City time, on Thursday of each week (commencing on October 22, 2020), rolling 13-week cash flows, together with a Budget Variance Report for the prior four week cumulative period in form reasonably satisfactory to the Required Lenders.

(d) The Administrative Agent and the Lenders (i) may assume that the Loan Parties will comply with the Approved Budget (subject to Permitted Variances), (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any Approved Budget. The line items in the Approved Budget for payment of interest, expenses and other amounts to the Administrative Agent and the Lenders are estimates only, and the Loan Parties remain obligated to pay any and all Obligations in accordance with the terms of the Loan Documents regardless of whether such amounts exceed such estimates. Nothing in any Approved Budget shall constitute an amendment or other modification of any Loan Document or other lending limits set forth therein.

SECTION 5.17. Status Updates. No less than twice per month (unless a Default or an Event of Default has occurred and is continuing at such time in which case such calls shall be weekly, or more frequently if requested by the Required Lenders), from and after the Petition Date through the Maturity Date, the Borrower shall hold a meeting (telephonically with reasonable notice prior thereto at times during normal business hours as may be reasonably agreed between the Borrower and the Administrative Agent) with management of the Borrower and with the Lenders regarding the financing results, operations, other business developments and developments in the Chapter 11 Cases, with such telephone conferences being split into a portion for the Public Siders and a portion for the Private Siders.

SECTION 5.18. Adequate Protection Payments. The Loan Parties will make adequate protection payments payable in cash on the dates and to the extent required by the DIP Order (such interest and payments, collectively, the “Adequate Protection Payments”).

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document have been paid in full:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, nor will the Borrower permit any of the Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created hereunder and under the other Loan Documents;

(ii) Indebtedness (and Guarantees thereof) existing on the Effective Date or incurred pursuant to commitments in effect on the Effective Date and, except for intercompany Indebtedness, in each case, set forth in Schedule 6.01;

(iii) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary so long as (A) such Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any other Loan Party is permitted under Section 6.04(f) and (B) such Indebtedness of the Borrower or any other Loan Party owing to any other Subsidiary (other than intercompany loans made by any Swiss Entity to any entity that is not a Subsidiary of such Swiss Entity) shall be subordinated in right of payment to the Obligations, subject to the Agreed Guaranty and Security Principles, on the terms set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination) and the Pre-Petition Intercreditor Agreement as Intra-Group Indebtedness (as defined in the Pre-Petition Intercreditor Agreement); provided, that no Indebtedness borrowed or incurred by a Chinese Subsidiary from a Loan Party shall be permitted under this clause (iii);

(iv) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary (other than Indebtedness incurred pursuant to clause (a)(iii) or (a)(vii) of this Section 6.01), subject to the last paragraph of this Section 6.01(a); provided that (A) the Indebtedness so Guaranteed is permitted by this Section,

(B) Guarantees by the Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04, and (C) Guarantees permitted under this clause (iv) shall be subordinated to the Obligations of the applicable Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations pursuant to the terms set out in the Pre-Petition Intercreditor Agreement;

(v) Indebtedness of the Borrower or its Subsidiaries incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by the Borrower or its Subsidiaries in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 30 days after such acquisition or the completion of such construction, repair, replacement or improvement; provided further that at the time of incurrence thereof, the aggregate principal amount of Indebtedness permitted by this clause (v), together with any sale and leaseback transaction incurred pursuant to Section 6.06, outstanding under this clause (v) at any time shall not exceed €5,000,000;

(vi) Indebtedness extended by a Chinese Subsidiary to any Loan Party in existence as of the Effective Date; provided that any such Indebtedness shall be subordinated in right of payment to the Obligations, subject to the Agreed Guaranty and Security Principles, on the terms set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination) and the Pre-Petition Intercreditor Agreement as Intra-Group Indebtedness (as defined in the Pre-Petition Intercreditor Agreement);

(vii) other Indebtedness in an aggregate principal amount outstanding under this clause (vii) at any time not exceeding €5,000,000;

(viii) Indebtedness incurred pursuant to Permitted Receivables Facilities in existence as of the Effective Date; provided that the Indebtedness outstanding in reliance on this clause (viii) shall not exceed, at the time of incurrence thereof, (A) in the case of such Indebtedness relating to sales, transfers or other dispositions of promissory notes by a Subsidiary organized under the laws of the People’s Republic of China, €100,000,000 in the aggregate and (B) in other cases, €80,000,000 in the aggregate;

(ix) [reserved];

(x) Indebtedness and obligations in respect of self-insurance and obligations in respect of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(xi) Indebtedness in respect of Hedging Agreements permitted by Section 6.07 (including any Back to Back Arrangements);

(xii) Indebtedness in respect of any overdraft facilities, employee credit card programs, netting services, automated clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(xiii) Indebtedness in the form of deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earnouts, non-competition agreements and other contingent arrangements) or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other investment permitted under this Agreement;

(xiv) [reserved];

(xv) Indebtedness representing deferred compensation to directors, officers, consultants or employees of the Borrower and the Subsidiaries incurred in the ordinary course of business;

(xvi) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, consultants and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.08;

(xvii) Indebtedness of Subsidiaries under bilateral local law letter of credit and other working capital facilities (such facilities incurred on reliance of this Section 6.01(a)(xvii), the “Specified Cash Management Financing Facilities”); provided that (A) the Indebtedness outstanding in reliance on this clause (xvii) shall not exceed, at the time of incurrence thereof, €30,000,000 and (B) at the time such Indebtedness is incurred under this clause (xvii) and after giving effect thereto, such incurrence shall not cause the Non-Guarantor Basket to be exceeded;

(xviii) Indebtedness of Subsidiaries that are not Loan Parties under bilateral local law credit and other working capital facilities in existence on the Effective Date that are not secured by the Collateral; provided that at the time such Indebtedness is incurred under this clause (xviii) and after giving effect thereto, such incurrence shall not cause the Non-Guarantor Basket to be exceeded (without duplication of any Specified Cash Management Financing Facilities);

(xix) [reserved];

(xx) [reserved];

(xxi) [reserved];

(xxii) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxiii) [reserved];

(xxiv) Indebtedness incurred by a Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a non-recourse basis;

(xxv) Indebtedness incurred by the Borrower or any of the Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business or consistent with past practice, in each case, in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers’ compensation claims;

(xxvi) (x) Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of the Borrower or any Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(xxvii) Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Effective Date, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(xxviii) (x) tenant improvement loans and allowances in the ordinary course of business and (y) to the extent constituting Indebtedness, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Borrower and any Subsidiary;

(xxix) Indebtedness or guarantees arising from or in connection with any cross guarantee entered into pursuant to Part 2M of the Australian Corporations Act or any equivalent provision from time to time; and

(xxx) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxix) above.

(b) Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) any Lien on any asset of the Borrower or any of its Subsidiaries existing on the Effective Date and, other than to the extent securing intercompany Indebtedness or obligations, set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of the Borrower or any Subsidiary (other than assets financed by the same financing source in the ordinary course of business) and (B) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced;

(iv) [reserved];

(v) Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Subsidiary; provided that (A) [reserved], (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 30 days after such acquisition or the completion of such construction, repair, replacement or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital asset and in any event, the aggregate principal amount of such Indebtedness does not exceed the amount permitted under the second proviso of Section 6.01(a)(v) at any time outstanding and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary (except assets financed by the same financing source in the ordinary course of business);

(vi) customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05;

(vii) any encumbrance or restriction (including put and call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any (A) Subsidiary that is not a wholly owned Subsidiary or (B) joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(viii) [reserved];

(ix) [reserved];

(x) Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01;

(xi) Liens not otherwise permitted by this Section to the extent that the aggregate outstanding principal amount of the obligations secured thereby outstanding under this clause (xi) at any time does not exceed €5,000,000;

(xii) [reserved];

(xiii) [reserved];

(xiv) Liens that are deemed security interests under the Australian PPSA that do not, in substance, secure payment or performance of an obligation;

(xv) Liens on property or other assets of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Subsidiary or another Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

(xvi) Liens on cash and Permitted Investments securing Specified Cash Management Financing Facilities;

(xvii) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xviii) Liens on Equity Interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(xix) Liens on cash, Permitted Investments or other marketable securities securing (A) letters of credit of any Loan Party that are cash collateralized on the Effective Date in an amount of cash, Permitted Investments or other marketable securities with a fair market value of up to 105% of the face amount of such letters of credit being secured or (B) letters of credit and other credit support obligations in the ordinary course of business; and

(xx) Liens on the Collateral granted as part of the adequate protection pursuant to the DIP Order;

provided that the expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 6.02.

SECTION 6.03. Fundamental Changes. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, divide, or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (which, for the avoidance of doubt, shall not restrict the change in organizational form), except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Subsidiary may engage in a merger, consolidation, liquidation, dissolution, division or disposal of all or substantially all of its properties and assets, in each case, to give effect to the Post-Signing Reorganization.

(b) The Borrower and the Subsidiaries, taken as a whole, will not engage to any material extent in any business if as a result thereof the business conducted by the Borrower and the Subsidiaries, taken as a whole, would be substantially different from the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Effective Date; provided that businesses reasonably related, incidental or ancillary thereto to the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Effective Date or reasonable extensions thereof shall be permitted hereunder.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make any Investment, except:

(a) Permitted Investments and cash;

(b) [reserved];

(c) [reserved];

(d) Investments existing on the Effective Date and, other than with respect to intercompany Investments, set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof;

(e) Investments by the Borrower in the Subsidiaries and by the Borrower and the Subsidiaries in Equity Interests of their respective Subsidiaries; provided that (i) such Investment shall only be made in Equity Interests of Subsidiaries that are Loan Parties, except for such Investments made in the course of cash management activities, (ii) any such Equity Interests held by a Loan Party in any other Loan Party shall be pledged to the extent required by the definition of the term “Collateral and Guarantee Requirement”; and (iii) no Investments may be made by Loan Parties in Chinese Subsidiaries in reliance on this clause (e); provided, notwithstanding the foregoing, the making of an Investment by any Loan Party in any Subsidiary domiciled in Brazil shall be permitted under this clause (e) so long as such Investments shall not (x), at the time such Investment is made and after giving effect thereto, cause clause (b) of the Non-Guarantor Basket to be exceeded, and (y) exceed $5,000,000 in the aggregate;

(f) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) such loans or advances shall only be to the Borrower or a Subsidiary constituting a Loan Party, except for loans or advances made in the course of cash management activities, (ii) any such loans and advances made by a Loan Party shall be evidenced, on and after the Effective Date, by the Global Intercompany Note or other promissory notes with substantially similar terms of subordination, (iii) the outstanding amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (not including the Chinese Subsidiaries) at the time such loans or advances are made, and after giving effect thereto, shall not cause clause (b) of the Non-Guarantor Basket to be exceeded; provided that any loan or advance made by any Loan Party to a Subsidiary that is not a Loan Party, for the purposes of calculating usage under this subclause (iii) and clause (b) of the Non-Guarantor Basket, shall be reduced dollar-for-dollar (or other applicable currency) by any amounts owed by such Loan Party to such Subsidiary that is not a Loan Party, and (iv) no loans or advances may be made to any Chinese Subsidiaries under this clause (f);

(g) Guarantees by the Borrower or any Subsidiary in respect of Indebtedness permitted under Section 6.01 and in respect of other obligations not otherwise contemplated by this Section 6.04, in each case of the Borrower or any Subsidiary; provided that any such Guarantees of Indebtedness and such other obligations, in each case of Subsidiaries that are not Loan Parties by any Loan Party shall not, at the time any such Guarantee is provided and after giving effect thereto, cause the Non-Guarantor Basket to be exceeded;

(h) loans or advances to directors, officers, consultants or employees of the Borrower or any Subsidiary made in the ordinary course of business of the Borrower or such Subsidiary, as applicable, not exceeding €500,000 in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);

(i) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Borrower or any Subsidiary for accounting purposes and that are made in the ordinary course of business;

(j) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, in each case in the ordinary course of business;

(k) investments in the form of Hedging Agreements permitted by Section 6.07 (including any Back to Back Arrangements);

(l) [reserved];

(m) investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;

(n) investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(o) investments that result solely from the receipt by the Borrower or any Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(p) receivables or other trade payables owing to the Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any Subsidiary deems reasonable under the circumstances;

(q) mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Borrower and its Subsidiaries that are wholly owned Subsidiaries;

(r) Investments in the form of letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations made in the ordinary course of business by the Borrower on behalf of any Subsidiary and made by any Subsidiary on behalf of the Borrower or any other Subsidiary; provided that at the time such letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations are made by Loan Parties on behalf of Subsidiaries that are not Loan Parties pursuant to this clause (r), and after giving effect thereto, such obligations shall not cause the Non-Guarantor Basket to be exceeded;

(s) Guarantees by the Borrower or any Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(t) [reserved];

(u) other Investments by the Borrower or any Subsidiary in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), outstanding under this clause (u) at any time in an aggregate amount not exceeding (x) €2,500,000 plus (y) the aggregate amount of dividends received by the Borrower or any Subsidiary from joint ventures since the Effective Date;

(v) Investments consisting of (i) extensions of trade credit and accommodation guarantees in the ordinary course of business and (ii) loans and advances to customers; provided that the aggregate principal amount of such loans and advances outstanding under this clause (ii) at any time shall not exceed €2,500,000;

(w) Investments in connection with the Post-Signing Reorganization;

(x) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;

(y) Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) in the form of trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(z) [reserved];

(aa) customary Investments in connection with Permitted Receivables Facilities;

(bb) [reserved];

(cc) Investments in the form of loans or advances made to distributors and suppliers in the ordinary course of business; and

(dd) to the extent they constitute Investments, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Borrower and any Subsidiary;

SECTION 6.05. Asset Sales. The Borrower will not, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (other than assets sold, transferred, leased or otherwise disposed of in a single transaction or a series of related transactions with a fair market value of €1,000,000 or less), including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Subsidiary), except:

(a) sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete, damaged, worn out or surplus equipment, (iii) property no longer used or useful in the conduct of the business of the Borrower and the Subsidiaries (including intellectual property), (iv) immaterial assets and (v) cash and Permitted Investments, in each case in the ordinary course of business;

(b) sales, transfers, leases and other dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party shall, to the extent applicable, be made in compliance with Sections 6.04 and 6.09;

(c) sales, transfers and other dispositions or forgiveness of accounts receivable in connection with the compromise, settlement or collection thereof not as part of any accounts receivables financing transaction (including sales to factors or other third parties);

(d) (i) sales, transfers, leases and other dispositions of assets to the extent that such assets constitute an investment permitted by clause (j) or (n) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary (other than directors’ qualifying shares) are sold) and (ii) sales, transfers, and other dispositions of the Equity Interests of a Subsidiary by the Borrower or a Subsidiary to the extent such sale, transfer or other disposition would be permissible as an Investment in a Subsidiary permitted by Section 6.04(e) or (u);

(e) leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary;

(f) non-exclusive licenses or sublicenses of IP Rights granted in the ordinary course of business or other licenses or sublicenses of IP Rights granted in the ordinary course of business that do not materially interfere with the business of the Borrower or any Subsidiary;

(g) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, and transfers of property arising from foreclosure or similar action with regard to, any asset of the Borrower or any Subsidiary;

(h) dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i) dispositions permitted by Section 6.08;

(j) dispositions set forth on Schedule 6.05;

(k) sales, transfers or other dispositions of (i) accounts receivable or (ii) promissory notes in the ordinary course of business within the People’s Republic of China, in each case of clauses (i) and (ii), in connection with Permitted Receivables Facilities;

(l) dispositions in connection with the Post-Signing Reorganization;

(m) dispositions made with the prior written consent of the Required Lenders;

(n) sales, transfers or other dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other investment permitted under Section 6.04, which assets are not used or useful to the core or principal business of the Borrower and the Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with an acquisition permitted under Section 6.04;

(o) sales, transfers or other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(p) dispositions made in accordance with the Approved Budget.

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a)(iii), (a)(iv), (b) and (m) (to the extent the Required Lenders waived such requirement pursuant to such consent)) shall be made for fair value (as determined in good faith by the Borrower), and at least 75% of the consideration from all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b), (d), (g), (h) or (m)) since the Effective Date, on a cumulative basis, is in the form of cash or Permitted Investments.

SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any real property, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

SECTION 6.07. Hedging Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any Hedging Agreement other than Hedging Agreements (including any Back to Back Arrangements) entered into in the ordinary course of business and not for speculative purposes.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i) any Subsidiary of the Borrower may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;

(ii) for any taxable period for which (A) any Subsidiaries of the Borrower are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state, local or non-U.S. income or corporation Tax purposes of which a direct or indirect parent of such Subsidiary is the common parent (a “Tax Group”) or (B) the assets, income, profits or operations of such Subsidiaries are otherwise reflected on any tax return of any direct or indirect parent of such Subsidiaries (a “Tax Inclusion”), Restricted Payments may be made in an amount not in excess of (A) in the case of a Tax Group, the U.S. federal, state, local or non-U.S. income Taxes that such Subsidiaries would have paid had such Subsidiaries been a stand-alone taxpayer (or a stand-alone group) or (B) in the case of a Tax Inclusion, the portion of any Taxes on any such tax return for such taxable period that is attributable to the assets, income, profits or operations of the applicable Subsidiaries, net of any credits for any foreign Taxes allocable to such Tax Inclusion, calculated as if such parent had claimed such credits to the full extent permissible; and

(iii) any Subsidiary of the Borrower may make any Restricted Payment to give effect to the Post-Signing Reorganization.

(b) The Borrower will not, nor will it permit any Subsidiary to, prepay, redeem, purchase or otherwise satisfy any Material Indebtedness (collectively, “Restricted Debt Payments”), except for (i) payments of Indebtedness created under this Agreement or any other Loan Document, (ii) the Adequate Protection Payments, (iii) the payment by the Debtors of any prepetition amounts then due and owing pursuant to any First Day Order, (iv) payments of Indebtedness to the extent contemplated by the Post-Signing Reorganization, (v) prepayments or repayments of intercompany Indebtedness, provided that (i) the aggregate amount of such payments by any Loan Party to any Chinese Subsidiary pursuant to this clause (v)(i) shall not, at the time any such payment is made and after giving effect thereto, cause clause (a) of the Non-Guarantor Basket to be exceeded and (ii) the aggregate amount of such payments by any Loan Party to any Subsidiary that is not a Loan Party (other than the Chinese Subsidiaries) pursuant to this clause (v)(ii) shall not, at the time any such payment is made and after giving effect thereto, cause clause (b) of the Non-Guarantor Basket to be exceeded, (vi) the payment by non-Debtors of Indebtedness owing to Persons other than the Borrower or its Affiliates and the refinancing by non-Debtors of Indebtedness owing to Persons other than the Borrower or its Affiliates with the proceeds of other Indebtedness of non-Debtors as permitted under Section 6.01 and (vii) other payments of Indebtedness to the extent set forth in the Approved Budget.

SECTION 6.09. Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions involving aggregate consideration in excess of €2,500,000 with, any of its Affiliates, except (i) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Loan Parties not involving any other Affiliate, (iii) investments, loans and advances to Subsidiaries permitted under Section 6.04 and any other transaction involving the Borrower and the Subsidiaries permitted under Section 6.03 to the extent such transaction is between the Borrower and one or more Subsidiaries or between two or more Subsidiaries and Section 6.05 (to the extent such transaction is not required to be for fair value thereunder), (iv) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, consultants or employees of the Borrower or the Subsidiaries in the ordinary course of business, (v) transactions required to be entered into to give effect to the Post-Signing Reorganization; (vi) employment and severance arrangements entered into in the ordinary course of business between the Borrower or any Subsidiary and any employee thereof and approved by the Borrower’s board of directors; and (vii) payments made to other Subsidiaries arising from or in connection with any customary tax consolidation and grouping arrangements.

SECTION 6.10. Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets that are Collateral or required to be Collateral to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests, to make or repay loans or advances to the Borrower or any Subsidiary, to Guarantee Indebtedness of the Borrower or any Subsidiary, to transfer any of its properties or assets to the Borrower or any Subsidiary or to grant Liens on its assets (including Equity Interests) to the Administrative Agent; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, any other Loan Document or the SAPA, (B) in the case of any Subsidiary that is not a wholly owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (C) [reserved], (D) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets of the Borrower or any Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (E) restrictions and conditions existing on the Effective Date and identified on Schedule 6.10 (and any extension or renewal of, or any amendment, modification or replacement of the documents set forth on such schedule that do not expand the scope of, any such restriction or condition in any material respect), (F) restrictions and conditions imposed by any agreement relating to Indebtedness of a non-Loan Party Subsidiary permitted by clause (vii), clause (xvii) or clause (xviii) of Section 6.01(a), in each case if such restrictions and conditions apply only to such Subsidiary and its subsidiaries, (G) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility, (H) [reserved], (I) any encumbrance or restriction under documentation governing other Indebtedness of the Borrower and any Subsidiaries permitted to be incurred pursuant to Section 6.01, provided that such encumbrances or restrictions will not materially impair (1) the Borrower’s ability to make principal and interest payments hereunder or (2) the ability of the Loan Party to provide any Lien upon any of its assets that are Collateral or required to be Collateral, (J) customary provisions in leases, licenses, sublicenses and other contracts (including non-exclusive licenses and sublicenses of intellectual property) restricting the assignment thereof, (K) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness, (L) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances); (M) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (N) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary and (O) customary net worth provisions contained in real property leases entered into by any of the Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations; and (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (v) of Section 6.01(a) if such restrictions and conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof.

SECTION 6.11. Amendment of Material Documents, Etc. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, amend, modify or waive, its certificate of incorporation, bylaws or other organizational documents, if the effect of such amendment, modification or waiver would be materially adverse to the Lenders without the consent of the Required Lenders.

SECTION 6.12. [Reserved].

SECTION 6.13. [Reserved].

SECTION 6.14. Changes in Fiscal Periods. The Borrower will not make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders, to make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.15. [Reserved].

SECTION 6.16. Limitation on Activities. Notwithstanding anything contained in this Agreement:

(a) Neither the Borrower nor any Intermediate Holdco shall own or acquire any assets or property or engage in any business activity, other than (i) the ownership of Equity Interests in accordance with paragraph (b) below, (ii) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Borrower and its Subsidiaries, (iii) activities directly relating to the offering, sale, issuance, incurrence and servicing, purchase, redemption, amendment, exchange, refinancing or retirement of the Obligations, (iv) activities undertaken with the purpose of fulfilling any of its other obligations under the Loan Documents, the SAPA and the Hedging Agreements, in each case to which it is a party, (v) activities directly related or reasonably incidental to the establishment and/or maintenance of its corporate existence, including the ability to incur fees, costs and expenses relating to such establishment and maintenance and the acquisition, holding or disposition of assets permitted to be held by it under this Agreement or its function as a holding company, (vi) the receipt of any Restricted Payments to the extent permitted by Section 6.08 and the making of Restricted Payments to the extent permitted by Section 6.08, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and members of the board of directors (or similar governing body), (ix) incurrence of the Obligations and other activities incidental to the consummation of the Transactions, (x) the creation, incurrence, assumption or existence of any Indebtedness or other liabilities in accordance with paragraph (b) below, (xi) lending or borrowing intercompany loans to the extent permitted by Section 6.01 and 6.04 and (xii) activities reasonably incidental to the businesses or activities described in clauses (i) through (xi) of this paragraph; and

(b) (i) The Borrower and each of the following Intermediate Holdco may only own the following Equity Interests: (A) in the case of U.S. HoldCo 2, Equity Interests of any Intermediate Holdco (other than, for the avoidance of doubt, Luxco 2 or LuxCo 3), (B) in the case of U.S. HoldCo 1, Equity Interests of any Subsidiary, (C) in the case of LuxCo 1, Equity Interests of LuxCo 2, (D) in the case of LuxCo 2, Equity Interests of LuxCo 3 and (E) in the case of the Borrower, Equity Interests of any Subsidiary, (ii) the only Indebtedness pursuant to which the Borrower or an Intermediate Holdco may be a creditor must be permitted under this Agreement and, to the extent required hereby, shall be subordinated to the Obligations, subject to the Agreed Guaranty and Security Principles, on the terms set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination) and the Pre-Petition Intercreditor Agreement as Intra-Group Indebtedness (as defined in the Pre-Petition Intercreditor Agreement and (iii) neither the Borrower nor any Intermediate Holdco shall grant any Liens over any of its assets other than (x) to secure the Obligations or to secure Intra-Group Indebtedness, provided such Indebtedness and Liens are subject to the terms of the Pre-Petition Intercreditor Agreement in each case, (y) Liens in existence on the Effective Date and set forth on Schedule 6.02, and (z) other Liens arising under applicable Requirements of Law or the DIP Order (including the Carve-Out).

SECTION 6.17. [Reserved].

SECTION 6.18. IFRS Equity Amount. The Borrower shall not permit, as of the end of each fiscal year, the aggregate amount directly or indirectly on-lent by the Borrower (for any of its direct or indirect Subsidiaries (other than any Swiss Entity)) to the Swiss Loan Parties (and its direct or indirect Subsidiaries, where such direct or indirect Subsidiaries are organized under the laws of Switzerland or, if different, are considered to be tax resident in Switzerland for Swiss withholding tax purposes (“Verrechnungssteuer”)) (collectively, the “Swiss Entities” and individually, a “Swiss Entity”) and outstanding at such fiscal year-end to exceed the IFRS Equity Amount at such fiscal year-end, it being understood and agreed that such on-lending during the year may exceed such IFRS Equity Amount so long as such practice does not violate the abuse of law principle according to the practice of the Swiss Federal Tax Administration.

SECTION 6.19. Orders. Notwithstanding anything to the contrary herein, no Loan Party nor any other Subsidiary shall use any portion or proceeds of the Loans or the Collateral, or disbursements set forth in the Approved Budget, for payments or for purposes that would violate the terms of the DIP Order.

SECTION 6.20. Insolvency Proceeding Claims. No Loan Party nor any other Subsidiary shall incur, create, assume, suffer to exist or permit any other superpriority administrative claim which is pari passu with or senior to the claim of the Administrative Agent or the Lenders against the Debtors, except as set forth in the DIP Order.

SECTION 6.21. Bankruptcy Actions. No Loan Party nor any other Subsidiary shall seek, consent to, or permit to exist, without the prior written consent of the Required Lenders, any order granting authority to take any action that is prohibited by the terms of this Agreement, the DIP Order or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of the DIP Order or any of the other Loan Documents.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. Each of following events shall constitute, an “Event of Default” hereunder:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in this Agreement or any other Loan Document, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document (including any Budget Variance Report), shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.11(a), 5.16 or Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days following the earlier of (x) knowledge thereof by a Financial Officer of the Borrower or (y) written notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period under the documentation representing such Material Indebtedness) (other than (x) the Obligations and (y) any other Material Indebtedness incurred by the Debtor prior to the Petition Date (or, if later, the date on which such Person became a Debtor) to the extent the holders thereof are stayed from exercising remedies in connection therewith as a result of the Chapter 11 Cases);

(g) any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired) (other than (x) the Obligations and (y) any other Material Indebtedness incurred by the Debtor prior to the Petition Date to the extent the holders thereof are stayed from exercising remedies in connection therewith as a result of the Chapter 11 Cases) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (y) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (z) termination events or similar events occurring under any Hedging Agreement (other than a termination event or similar event as to which the Borrower or any of its Subsidiaries is the defaulting party) that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of such termination or similar event);

(h) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of any Material Subsidiary of the Borrower that is not a Debtor under the Chapter 11 Cases or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, receiver and manager or similar official for such Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, unless within five Business Days of any of the foregoing described in this clause (i) such Subsidiary’s insolvency proceeding becomes jointly administered with that of the Borrower, or (ii) any Material Subsidiary of the Borrower that is not a Debtor under the Chapter 11 Cases (A) admits publicly its inability to pay its debts as they fall due or (B) has a moratorium declared in relation to any of its Indebtedness;

(i) Any Material Subsidiary of the Borrower that is not a Debtor under the Chapter 11 Cases shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, unless (x) within five Business Days of any of the foregoing such Subsidiary’s proceeding becomes jointly administered with that of the Borrower;

(j) [reserved];

(k) one or more judgments for the payment of money in an aggregate amount in excess of €10,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing and remain uncured, would reasonably be expected to result in a Material Adverse Effect;

(m) any Lien securing any Obligation shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected first priority Lien (subject to Liens permitted under Section 6.02 that have priority under applicable Requirements of Law, as expressly provided in the Loan Documents or the DIP Order (including the Carve-Out) or with the prior consent of the Required Lenders) with respect to any material portion of the Collateral, except as a result of (i) permission under any Loan Document (including the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents), (ii) the operation of the Agreed Guaranty and Security Principles, (iii) [reserved] or (iv) as to Collateral consisting of Mortgaged Property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;

(n) any material Security Document shall cease to be, or shall be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto, except as expressly permitted hereunder or thereunder;

(o) any Guarantee purported to be created under any Loan Document shall cease to be or shall be asserted by any Loan Party not to be, in full force and effect, except as in accordance with the terms of the Loan Documents; or

(p) other than pursuant to the Chapter 11 Plan, a Change in Control shall occur;

(q) taking any action or actions adverse in any material respect to the Administrative Agent and the Lenders or their rights and remedies hereunder, under any other Loan Document, or their interest in the Collateral, or, other than entry of the DIP Order or as otherwise permitted by the Loan Documents (including the DIP Order), the entry of an order of the Bankruptcy Court approving any motion in the Chapter 11 Cases with respect to: (A) obtaining additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code, or (B) except as provided in the DIP Order, using cash collateral of the Administrative Agent and the other Secured Parties under Section 363(c) of the Bankruptcy Code without the prior written consent of the Required Lenders;

(r) (x) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents or the DIP Order without the written consent of the Required Lenders, and such order is not stayed or reversed within two Business Days after entry thereof, or (y) any Loan Party or any Subsidiary shall fail to comply with the DIP Order or any other order with respect to the Chapter 11 Cases (including the cash management order) affecting in any material respect this Agreement and/or the other Loan Documents, in any material respect;

(s) the Bankruptcy Court’s entry of an order granting relief from the automatic stay under Section 362 of the Bankruptcy Code to permit foreclosure or to execute upon or enforce a Lien on any Collateral of a value in excess of €15,000,000, except as the Required Lenders may reasonably approve in writing;

(t) entry of an order confirming or approving (or the filing by the Debtors of any motion or pleading requesting confirmation of or otherwise in support of, or the taking by the Debtors of any corporate action to approve) (i) a chapter 11 plan with respect to any Debtor other than an Acceptable Plan or filing of any plan by the Debtors or support in the Bankruptcy Court of any plan that is not an Acceptable Plan or (ii) a disclosure statement with respect to a chapter 11 plan with respect to any Debtor other than an Acceptable Plan;

(u) the appointment of (i) an interim or permanent trustee in the Chapter 11 Cases or the appointment of a trustee or an examiner in the Chapter 11 Cases with expanded powers to operate or manage the financing affairs, the business, or reorganization of the Loan Parties or (ii) a responsible officer or examiner with enlarged powers relating to the operation of the business of any Debtor;

(v) (A) the dismissal or termination of any Chapter 11 Case or (B) any Loan Party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise;

(w) conversion of the Chapter 11 Cases into cases under Chapter 7 of the Bankruptcy Code;

(x) the Bankruptcy Court shall enter an order granting, relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code or otherwise (A) approving any settlement or other stipulation not reasonably approved by the Required Lenders with any creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor (other than as contemplated by the Loan Documents (including the DIP Orders) or as provided in the Interim Cash Collateral Order as may be modified by the DIP Orders) or (B) to permit other actions that would have a Material Adverse Effect on the Debtors or their estates (taken as a whole);

(y) the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing any claims or charges, other than in respect of this Agreement and the other Loan Documents, or as otherwise permitted under the applicable Loan Documents or permitted under the DIP Order, entitled to superpriority administrative expense claim status against any Debtor pursuant to Section 364(c)(1) of the Bankruptcy Code, pari passu with or senior to the claims of the Administrative Agent and the Secured Parties under this Agreement and the other Loan Documents, or there shall arise or be granted by the Bankruptcy Court (i) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, for Liens permitted under Section 6.02 that have priority under applicable Requirements of Law, as expressly provided in the Loan Documents or the DIP Order (including the Carve-Out) or with the prior consent of the Required Lenders;

(z) the DIP Order shall cease to create a valid and perfected Lien (to the extent a valid and perfected Lien may be created thereby without any further action other than the entry of and terms of the DIP Order) on the Collateral;

(aa) [reserved];

(bb) [reserved];

(cc) [reserved];

(dd) [reserved];

(ee) any Debtor shall be enjoined from conducting any material portion of its business, any disruption of the material business operations of the Debtors shall occur, or any material damage to or loss of material assets of any Debtor shall occur;

(ff) payment of, or granting adequate protection with respect to any Indebtedness incurred by any Debtor prior to the Petition Date (other than as contemplated by the Loan Documents (including the DIP Orders) or as provided in the Interim Cash Collateral Order), unless otherwise agreed by the Required Lenders;

(gg) [reserved];

(hh) [reserved]; or

(ii) the allowance of any claim or claims under section 506(c) of the Bankruptcy Code against or with respect to any of the Pre-Petition Collateral (as defined in the DIP Order) or the Collateral, or any surcharge pursuant to sections 105, 506(c), 552 or any other section of the Bankruptcy Code, in each case, other than with respect to Liens permitted under the Loan Documents;

then, and in every such event, and at any time thereafter during the continuance of such event, subject to the Interim Order or the Final Order, as applicable, the Administrative Agent may, with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) deliver a notice of an Event of Default, (ii) charge the default rate of interest on the Loans and other outstanding Obligations pursuant to Section 2.13(c), (iii) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (iv) declare the Loans then outstanding and all accrued interest, premiums, fees and expenses constituting the Obligations to be immediately due and payable, (v) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law (including enforcement, as Administrative Agent, of all of the Liens and security interests created pursuant to the Security Documents and enforcement of the Obligations of the Guarantors. Notwithstanding anything to the contrary herein, subject to the provisions of the DIP Order (x) the enforcement of certain Liens or remedies with respect to the Collateral of the Debtors shall be subject to five calendar days prior written notice (the “Remedies Notice Period”) from the Administrative Agent (at the direction of the Required Lenders pursuant to and in accordance with this Agreement) to the Debtors, and (y) after expiration of the Remedies Notice Period, the Administrative Agent, on behalf of the Secured Parties shall be entitled to exercise all rights and remedies provided for in this Agreement, the DIP Order and the other Loan Documents, and under applicable law. During the Remedies Notice Period, the Debtors shall be entitled to seek an emergency hearing with the Bankruptcy Court for the sole purpose of contesting whether an Event of Default has occurred and is continuing.

SECTION 7.02. License; Access; Cooperation. Subject to any previously granted licenses, the Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (to the extent permitted under the applicable licenses and without payment of royalty or other compensation to any Person) any or all Intellectual Property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral (in each case after the occurrence, and during the continuance, of an Event of Default). The Administrative Agent (together with its agents, representatives and designees) is hereby granted a non-exclusive right to have access to, and a rent free right to use, any and all owned or leased locations (including, without limitation, warehouse locations, distribution centers and store locations) for the purpose of arranging for and effecting the sale or disposition of Collateral, including the production, completion, packaging and other preparation of such Collateral for sale or disposition (it being understood and agreed that the Administrative Agent and its representatives (and Persons employed on their behalf), may continue to operate, service, maintain, process and sell the Collateral, as well as to engage in bulk sales of Collateral).

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment and Other Matters.

(a) Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent (and, with respect to any Non-U.S. Security Documents governed by the laws of the United Mexican States, as comisionista pursuant to Articles 273 and 274 of the Mexican Commerce Code (Código de Comercio)) under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. Each of the Secured Parties appoints the Collateral Agent (as defined in the Security Documents) as its representative (vertegenwoordiger/représentant) for the purposes of Article 5 of the Belgian financial collateral law of 15 December 2004 (as amended from time to time) (the “Belgian Financial Collateral Act”) for the purpose of executing, perfecting, managing and enforcing the Security Documents governed by the laws of Belgium and falling within the scope of the Belgian Financial Collateral Act. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the Uniform Commercial Code or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the Uniform Commercial Code or any other applicable Requirement of Law a security interest can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly following the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States of America, any State thereof or the District of Columbia, or any Non-U.S. Material Jurisdiction, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;

(iii) to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by such Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act; and

(iv) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(e) The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(f) The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any of its Related Parties or any of its offices or branches. The Administrative Agent and any such sub-agent may perform any of and all their respective duties and exercise their respective rights and powers by or through their respective Related Parties or any of their respective offices or branches. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(g) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership , Examinership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, Examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(h) Notwithstanding anything herein to the contrary, the Lead Arranger shall not have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder.

(i) The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, or any Lender.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Successor Administrative Agent.

(a) Subject to the terms of this paragraph, the Administrative Agent may resign from its capacity as such upon 30 days’ notice of its intent to resign to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.04. Acknowledgements of Lenders.

(a) Each Lender acknowledges that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 8.05. Collateral Matters.

(a) Except (x) with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08, (y) with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding or (z) as provided in the Security Documents of a Non-U.S. Loan Party, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b) [reserved].

(c) The Secured Parties party hereto irrevocably authorize the Administrative Agent, at its option and in its discretion, to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(v). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(d) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the applicable Collateral in satisfaction of some or all of such Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the applicable Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.06. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax (to the extent fax information is provided below), as follows:

(i) if to the Borrower, to it at:

Garrett Motion Inc.

47548 Halyard Drive

Plymouth, MI 48170

Attention: Jerome Maironi (jerome.maironi@garrettmotion.com)

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Andrew G. Dietderich (dietdericha@sullcrom.com)

                 S. Neal McKnight (mcknightn@sullcrom.com)

(ii) if to the Administrative Agent, to it at:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10014

Attention: Rohan Sushrut Parikh (rohan.sushrut.parikh@citi.com)

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Justin D. Lee (justin.d.lee@weil.com)

                 Candace Arthur (candace.arthur@weil.com)

(iii) if to any other Lender, to it at its address or email address (or fax number) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) The Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communications by posting such Communication on Debt Domain, IntraLinks, SyndTrak or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”).

(ii) Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

(iii) THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL AND NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF AN APPLICABLE PARTY OR ANY OF ITS RELATED PARTIES.

(iv) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(v) Nothing herein shall prejudice the right of the Administrative Agent, any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Sections 2.14(b) or 2.22, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default will not constitute an increase in the Commitment of any Lender), (ii) change the principal amount of any Loan or change the rate of interest thereon, or change any fees payable hereunder~~(other than any prepayment premium or fee provided by Section 2.11(f), which may be modified or waived by consent of the Required Lenders)~~, in each case without the written consent of each Lender (it being understood and agreed that a waiver of any Default or Event of Default will not constitute a change in the principal amount of any Loan), (iii) postpone the scheduled maturity date of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (it being understood and agreed that a waiver of any Default or Event of Default will not constitute a postponement of the scheduled maturity date of any loan, or the date of any scheduled payment of principal, interest or fees payable hereunder), (iv) change Section 2.18(a), Section 2.18(b), Section 2.18(c) or any other Section hereof providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable), (vi) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Security Documents, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Security Documents) (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Security Documents shall not be deemed to be a release of any Guarantee, (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (viii) increase the aggregate principal amount of the DIP Term Loan Facility or waive, amend or modify Section 6.01 or any defined term to permit the incurrence by the Borrower or any Subsidiary of additional Indebtedness for borrowed money, in each case, without the consent of each Lender, (ix) change the definition of “Acceptable Plan” without the written consent of each Lender, (x) change the rights of the Lenders to decline mandatory prepayments as provided in Section 2.11, or (xi) [reserved]; provided further that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent, (B) [reserved], (C) [reserved] and (D) no amendment, waiver or other modification of Section 1.10 of this Agreement may be effected without the written consent of all Restricted Credit Parties. Notwithstanding any of the foregoing, (1) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such waiver, amendment or other modification, (2) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to comply with local law or advice of local counsel, (iii) to cause any guarantee, collateral security document (including Mortgages) or other document to be consistent with this Agreement and the other Loan Documents or (iv) to give effect to the provisions of Section 2.14(b) and (3) this Agreement may be amended to provide for the extension of the Maturity Date as provided in Section 2.22, in each case without any additional consents. Notwithstanding the foregoing, for purposes of determining whether the Required Lenders have consented (or not consented) to any amendment, modification, waiver, consent or other action, any Loans held by an Interested Lender shall be deemed to have been voted in the same proportion of the other Loans except with respect to any amendment, modification, waiver, consent or other action (i) requiring the consent of all affected Lenders or all Lenders, (ii) with respect to any Interested Lender, that alters such Interested Lender’s pro rata share of any payments given to all Lenders, or (iii) that affects an Interested Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any other Lender.

(c) [Reserved].

(d) Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.

(e) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other modification effected in accordance with this Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay, (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger, and their respective Affiliates (without duplication), including the reasonable fees and documented charges and disbursements of a single primary counsel and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each appropriate jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents, in connection with the Chapter 11 Cases, or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable, documented and invoiced out-of-pocket expenses of the Ad Hoc Group Advisors incurred by the Ad Hoc Group in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents in connection with the Chapter 11 Cases, or any waiver, amendments or modifications of the provisions hereof or thereof and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Lead Arranger, including the reasonable, documented and invoiced fees, charges and disbursements of counsel for any of the foregoing, including without limitation, the Ad Hoc Group of Advisors, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent, the Lead Arranger, the Lenders, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if reasonably necessary, of another firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee)), and, with respect to the Ad Hoc Group, the Ad Hoc Group Advisors, incurred by or asserted against such Indemnitees arising out of, in connection with or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, or (ii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any other Environmental Liability related in any way to the Borrower or any Subsidiary, in each case, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, liabilities or related expenses to the extent they are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the bad faith, willful misconduct or gross negligence of such Indemnitee, (B) a claim brought by the Borrower or any Subsidiary against such Indemnitee for material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document or (C) a proceeding that does not involve an act or omission by the Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent in its capacity or in fulfilling its roles as an agent hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent, or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent, or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).

(d) To the fullest extent permitted by applicable law, (i) the Borrower shall not assert, or permit any of their respective Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any Indemnitee or Related Party of any Indemnitee or (ii) neither any Indemnitee nor any other party to this Agreement or any other Loan Document shall be liable for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this clause (ii) shall limit the expense reimbursement and indemnification obligations of the Borrower set forth in paragraphs (a) and (b) of this Section 9.03.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Lead Arranger, and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, the Lead Arranger, and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) (x) prior to the date of the entry of the Final Order and funding of the Delayed Draw Term Loan with the Consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required (A) with respect to the relevant incoming Lenders in connection with syndication for which it has provided its approval (including by way of email) or (B) if an Event of Default has occurred and is continuing; provided, further that at any time after the funding of the Delayed Draw Term Loan, no consent of the Borrower shall be required for any assignment unless such proposed assignment is to a Disqualified Institution.

(ii) Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 (treating contemporaneous assignments by or to two or more Approved Funds as a single assignment for purposes of such minimum transfer amount), unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (1) only one such processing and recordation fee shall be payable in the event of simultaneous assignments and delegations by or to two or more Approved Funds, (2) the Administrative Agent may waive or reduce such fee in its sole discretion and (3) with respect to any assignment and delegation pursuant to Section 2.19(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi) The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(vii) In the case of any assignment, transfer or novation by a Lender to an Eligible Assignee, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents to the extent permitted hereunder, such Lender and the Eligible Assignee or Participant (as applicable) and any Loan Party incorporated in Luxembourg hereby agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which a Loan Party incorporated in Luxembourg is a party (including any Security Document), any security created or guarantee given under or in connection with this Agreement or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such Eligible Assignee or Participant (as applicable).

(viii) In the case of any assignment, transfer or novation by a Lender to an Eligible Assignee, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents to the extent permitted hereunder, such Lender and the Eligible Assignee or Participant (as applicable) and any Loan Party incorporated in Romania hereby agree that, such assignment, amendment, transfer and/or novation shall be made by maintaining in favor of the Eligible Assignee or Participant the same transaction security expressed to be governed by Romanian law (including without limitation the same rights and priority ranking under such security) as at such time created in favor of such Lender, in accordance with and as allowed by Article 1611 et sequitor and Article 2343 et sequitor of the Romanian Civil Code.

(c) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (C) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) the relationship between the Lender and the Participant is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender) and (E) the Participant will under no circumstances (x) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement and (y) have otherwise any contractual relationship with, or rights against, the Borrower under or in relation to this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii), (vi) or (vii) in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrower agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood and agreed that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Certain Pledges. Any Lender may, without the consent of the Borrower, the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to (x) a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders, or (y) a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto

(e) [Reserved].

(f) Disqualified Institutions. The Administrative Agent (i) shall have no obligation with respect to, and shall bear no responsibility or liability for, the ascertaining, monitoring, inquiring or enforcing of the list of Persons who are Disqualified Institutions (or any provisions relating thereto) at any time, and shall have, and shall have no liability with respect to or arising out of any assignment or participation of any Loans to any Disqualified Institution and (ii) may share a list of Persons who are Disqualified Institutions with any Lender, Participant, or any prospective assignee or Participant, upon request. Notwithstanding anything to the contrary set forth in this Agreement, if the applicable Borrower consents in writing to an Assignment and Assumption to any Person or to otherwise permit any Person to become a Lender or Participant hereunder, such Person shall not be considered a Disqualified Institution, whether or not they would otherwise be considered a Disqualified Institution pursuant to this Agreement.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Lead Arranger, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, subject to the DIP Order and the provisions thereof, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations of the Borrower are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each party hereto irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Bankruptcy Court or, if such court denies jurisdiction then any state or federal court sitting in the Borough of Manhattan in the City of New York (and appellate courts thereof) (any such court referred to in clauses (i) and (ii) above, the “Specified Court”), over any suit, action or proceeding arising out of or relating to this Agreement and the other Transactions, (ii) accepts for itself and in respect of its property the jurisdiction of such Specified Courts and (iii) waives any objection to the laying of venue of any such suit, action or proceeding brought in any such Specified Courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 9.09 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, EACH LOAN PARTY THAT IS A PARTY HERETO THAT IS NOT A UNITED STATES PERSON HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON THEIR BEHALF, AND IN RESPECT OF THEIR PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, or the relevant Lender, as applicable, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that to the extent practicable and permitted by law, the Borrower has been notified prior to such disclosure so that the Borrower may seek, at the Borrower’s sole expense, a protective order or other appropriate remedy), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, provided that each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a non-confidential basis from a source other than the Borrower or any Subsidiary, which source is not known by the recipient of such information to be subject to a confidentiality obligation or (j) to any credit insurance provider relating to the Borrower or its Obligations. To the extent permitted by section 275 of the Australian PPSA, the parties agree to keep all information of the kind mentioned in section 275(1) and 275(4) of the Australian PPSA confidential and not to disclose that information to any other person, other than to the extent permitted hereunder. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party that is a party hereto acknowledges receipt of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as a Lender may notify to such Loan Party from time to time).

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Liens and Guarantees. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party) of any Collateral in connection with the Post-Signing Reorganization, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. On the date on which all Obligations have been paid in full in cash (other than contingent indemnification obligations not yet accrued and payable), all obligations under the Loan Documents and all security interests under the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to file or register in any office, or to evidence, such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.

SECTION 9.15. USA PATRIOT Act Notice. Each Lender, and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to such Lender, and the Administrative Agent, as applicable.

SECTION 9.16. No Fiduciary Relationship. The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arranger, the Lenders, and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lead Arranger, the Lenders, or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lead Arranger, the Lenders, and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Lead Arranger, the Lenders, or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Lead Arranger, the Lenders, or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

(b) The Borrower and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Lenders’ employees and representatives willing to receive such MNPI (such employees and representatives, “Private-Siders”); and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private-Siders. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Lenders’ public-side employees and representatives who do not wish to receive MNPI (such employees and representatives, “Public-Siders”), and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.

SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19. [Reserved].

SECTION 9.20. Swiss Limitations. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the obligations of any Swiss Loan Party and the rights of the Administrative Agent and any other Secured Party under this Agreement or any other Loan Document are subject to the following limitations:

(a) If and to the extent a guarantee or security granted, indemnity or other obligation assumed by a Swiss Loan Party under this Agreement or any other Loan Document guarantees or secures obligations of any of its (direct or indirect) parent companies (upstream security) or sister companies (cross-stream security) (the “Upstream or Cross-Stream Secured Obligations”) and if and to the extent using the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to discharge the Upstream or Cross-Stream Secured Obligations would be unlawful under Swiss corporate law (inter alia, prohibiting capital repayments or violation of the legally protected reserves (gesetzlich geschützte Reserven) at such time, the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to be used to discharge the Upstream or Cross-Stream Secured Obligations shall be limited to the maximum amount of such Swiss Loan Party’s freely disposable shareholder equity at the time of enforcement (the “Maximum Amount”); provided that such limitation is required under the applicable Swiss corporate law at that time; provided, further, that such limitation shall not free that Swiss Loan Party from its obligations in excess of the Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable Swiss corporate law. This Maximum Amount of freely disposable shareholder equity shall be determined in accordance with Swiss law and applicable Swiss accounting principles.

(b) In respect of Upstream or Cross-Stream Secured Obligations, each Swiss Loan Party shall, as concerns the proceeds resulting from the enforcement of any guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party under this Agreement or any other Loan Document, if and to the extent required by applicable law in force at the relevant time:

(i) procure that such enforcement proceeds can be used to discharge Upstream or Cross-Stream Secured Obligations without deduction of Swiss Anticipatory Tax by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(ii) if the notification procedure pursuant to sub-paragraph (i) above does not apply and subject to paragraph (c) below, deduct the Swiss Anticipatory Tax at such rate (currently 35% at the date of this Agreement) as is in force from time to time from any such enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations, and pay, without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(iii) notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and

(iv) in the case of a deduction of Swiss Anticipatory Tax,

(A) use its best efforts to ensure that any person, that is entitled to a full or partial refund of the Swiss Anticipatory Tax deducted from such enforcement proceeds, will, as soon as possible after such deduction request a refund of the Swiss Anticipatory Tax under applicable law (including tax treaties), and pay to the Administrative Agent upon receipt any amount so refunded; and

(B) if the Administrative Agent or any other Secured Party is entitled to a full or partial refund of the Swiss Anticipatory Tax deducted from such payment, and if requested by the Administrative Agent or such Secured Party, shall provide that Administrative Agent or the respective Secured Party those documents that are required by law and applicable tax treaties to be provided by the payer of such tax to prepare a claim for refund of Swiss Anticipatory Tax.

(c) If a Swiss Loan Party is required to deduct Swiss Anticipatory Tax pursuant to paragraph (b)(ii) above at the time the Administrative Agent is enforcing security interests granted by the Borrower, the Administrative Agent shall, upon request of such Swiss Loan Party, deduct from the proceeds received from the enforcement of such security interests the Swiss Anticipatory Tax at such rate (35% at the date of this Agreement) as is in force from time to time and shall pay without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(d) If a Swiss Loan Party is obliged to withhold Swiss Anticipatory Tax in accordance with paragraph (b) above, the Administrative Agent shall be entitled to further enforce the guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party under this Agreement or any other Loan Document and/or further apply proceeds therefrom against Upstream or Cross-Stream Secured Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Anticipatory Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the maximum amount of the freely distributable capital of such Swiss Loan Party as set out in paragraph (a) above.

(e) If and to the extent requested by the Administrative Agent or if and to the extent required under Swiss mandatory law applicable at the relevant time, in order to allow the Administrative Agent or the Secured Parties to obtain a maximum benefit under the guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party, such Swiss Loan Party shall, and any parent company of such Swiss Loan Party incorporated in Switzerland being a party to this Agreement shall procure that such Swiss Loan Party will, promptly take and promptly cause to be taken any action, including the following:

(i) the passing of any shareholders’ resolutions or quotaholders’ resolutions, as the case may be, to approve the use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time of the enforcement of the Upstream or Cross-Stream Secured Obligations in order to allow a prompt use of the enforcement proceeds;

(ii) preparation of up-to-date audited balance sheet of that Swiss Loan Party;

(iii) statement of the auditors of that Swiss Loan Party confirming the Maximum Amount;

(iv) conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(v) revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(vi) to the extent permitted by applicable law and Swiss accounting standards, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the that respective Swiss Loan Party’s business (nicht betriebsnotwendig); and

(vii) all such other measures necessary or useful to allow such Swiss Loan Party to use enforcement proceeds as agreed hereunder with a minimum of limitations.

SECTION 9.21. Romanian Standard Clauses. For the purpose of Article 1.202 and Article 1.203 of the Romanian Civil Code, each Romanian Loan Party expressly accepts and acknowledges each and all Sections and Schedules of this Agreement which:

(a) stipulate in favor of the Lenders:

(i) limitation of liability;

(ii) the right to unilaterally terminate the Agreement; or

(iii) the right to suspend the enforcement of the Finance Parties’ obligations; or

(b) stipulate to the detriment of the Romanian Loan Party:

(i) forfeiture of rights;

(ii) forfeiture of the benefit of time;

(iii) limitation of the right to raise exceptions;

(iv) limitation of the freedom to contract with other persons;

(v) tacit renewal of the Agreement;

(vi) applicable law;

(vii) arbitration clauses or clauses derogating from the competence of courts,

for the avoidance of doubt, including, without limitation, the following Sections Article IV (Conditions), Article V (Affirmative Covenants), Article VI (Negative Covenants), Article VIII (The Administrative Agent), Article IX (Miscellaneous), Section 9.02 (Waivers and Amendments) and 9.09 (Governing Law. Jurisdiction. Process Agent).

SECTION 9.22. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Requirements of Law).

SECTION 9.23. DIP Order Controls. Notwithstanding anything herein to the contrary, in the event of a conflict between the terms and provisions of this Agreement or any other Loan Document and the DIP Order, the terms and provisions of the applicable DIP Order shall control.

SECTION 9.24. Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provision below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GARRETT MOTION INC., as the Borrower

by
Name:
Title:

[Signature Page to Garrett Motion DIP Credit Agreement]

[●]

by
Name:
Title:

[Signature Page to Garrett Motion DIP Credit Agreement]

2

[NAME OF INSTITUTION],

by
Name:
Title:

[[For any Lender requiring a second signature block:]

by
Name:
Title:

[Signature Page to Garrett Motion DIP Credit Agreement]

3